UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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The Providence Service Corporation

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Preliminary Copy — Subject to Completion, Dated February 12, 2009

CONSENT REVOCATION STATEMENT

THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

[        —        ], 2009

CONSENT REVOCATION STATEMENT

BY THE BOARD OF DIRECTORS OF THE PROVIDENCE SERVICE CORPORATION

IN OPPOSITION TO

A CONSENT SOLICITATION BY AVALON CORRECTIONAL SERVICES, INC., DONALD

E. AND TIFFANY SMITH, MICHAEL BRADLEY, ERIC S. GRAY AND 73114

INVESTMENTS, L.L.C.

This Consent Revocation Statement is furnished by the Board of Directors (the “Board” or the “Providence Board”) of The Providence Service Corporation, a Delaware corporation (“Providence”, “we,” “us” and “our”), to the holders of the outstanding shares of Providence’s common stock, par value $.001 per share, in connection with your Board’s opposition to the solicitation of written stockholder consents (the “Avalon Consent Solicitation”) by Avalon Correctional Services, Inc., a Nevada corporation (“Avalon Correctional Services”), Donald E. and Tiffany Smith, Michael Bradley, Eric S. Gray and 73114 Investments, L.L.C., an Oklahoma limited liability company and a wholly-owned subsidiary of Avalon Correctional Services (collectively, the “Avalon Group”).

This Consent Revocation Statement and the enclosed GOLD Consent Revocation Card are first being mailed to stockholders on or about [        —         ], 2009.

The members of the Avalon Group are beneficial holders of our common stock. According to the preliminary consent solicitation statement filed by the Avalon Group with the Securities and Exchange Commission (the “SEC”) on February 5, 2009 (the “Avalon Consent Solicitation Statement”), the Avalon Group beneficially owns approximately 18.7% of our outstanding common stock.

On February 5, 2009, the Avalon Group publicly announced the following proposals (the “Avalon Consent Proposals”) to amend our Amended and Restated Bylaws (the “Bylaws” or the “Providence Bylaws”):

•	to provide that vacancies and newly-created directorships may be filled either by the vote of stockholders or by the affirmative vote of 75% of the directors then in office;

•

to provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from us for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board;

•	to provide for majority voting in the election of directors in uncontested elections;

•

to reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders, from 50% to 25%, and eliminate certain procedural safeguards and other requirements relating to the stockholders’ ability to call special meetings;

•	to limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present;

•

to eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders;

•

to eliminate certain requirements relating to persons nominated for election to our Board, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into a director agreement to confirm, among other things, that they have no conflicts of interest that would interfere with their service on the Providence Board;

•	to eliminate certain procedural requirements with respect to the fixing of the record date for determining stockholders eligible to take action by written consent; and

•

to provide that any decision by the Board to repeal, alter or amend any bylaw adopted by our stockholders shall, if such repeal, alteration or amendment has not been approved by our stockholders, require the affirmative vote of 75% of the directors then in office.

As addressed in greater detail in this statement, your Board believes that the following considerations should be taken into account when determining whether to give your consent to the Avalon Consent Proposals:

•

All the members of the Avalon Group are affiliates of Avalon Correctional Services, the shares of which are publicly-traded on the pink sheets. Avalon Correctional Services operates private correctional facilities for governmental payers and has a history of adversarial relationships with a number of government payers, including in its home state of Oklahoma and in Colorado.

•

We believe that the Avalon Consent Proposals, taken together, are designed to disingenuously portray the Avalon Group as being concerned with provisions of the Providence Bylaws and as the champions of their fellow stockholders, when in reality their consent solicitation is part of an integrated and much larger plan to obtain substantial influence and effective control over Providence (giving them greater freedom to treat us, like they have Avalon Correctional Services, as a source for non-arm’s length transactions) and to gain entrée to a business with substantially better growth prospects than those of Avalon Correctional Services.

•

We believe that the interests of the Avalon Group are not aligned with those of ALL other Providence stockholders since we believe, based on the investment proposal that we received from the Avalon Group on November 25, 2008, that it is the intention of the Avalon Group to substantially increase their equity ownership of Providence in a way that would (i) be dilutive, unfair and economically disadvantageous to the other Providence stockholders, and (ii) provide the Avalon Group with voting rights in Providence disproportionate to their economic investment, which is currently only approximately $3.1 million.

•

In addition to facilitating a future proxy contest by the Avalon Group for representation on the Providence Board, we believe that the Avalon Group, through their consent solicitation, is seeking to pressure the Providence Board into acquiescing to their requests made this past

November that (i) three members of the Avalon Group be named to the Providence Board, and (ii) Providence agree to the Avalon Group’s self-interested, one-sided investment proposal that would facilitate the Avalon Group’s ability to substantially increase its investment in Providence’s equity at a significant discount to current market value. We believe that had Providence acquiesced to these two requests, the Avalon Group would be able to obtain substantial influence and effective control over Providence disproportionate to their investment in Providence (to date, only approximately $3.1 million) and without paying anything remotely close to a “control premium” to the other stockholders of Providence. In addition to such a transaction being highly dilutive and patently unfair to the other stockholders of Providence, we also believe that such a transaction would have the potential to trigger the change in control provisions of Providence’s senior debt which could result in such debt being accelerated. Accordingly, such a transaction was rejected by the Providence Board, after due consideration, as not being in the best interest of Providence or our other stockholders.

•

The historical record of Avalon Correctional Services is replete with anecdotal examples that show that promoting corporate governance has not been their primary focus. Among other examples, Avalon Correctional Services has had a long record of engaging in non-arm’s length transactions with its founder, Chief Executive Officer and, since 2005, its sole director, Donald E. Smith. In addition, in 2005, after publicly complaining about the costs of complying with the SEC’s corporate governance and other regulatory requirements, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and after being threatened with being delisted by the Nasdaq Stock Market (“Nasdaq”), Avalon Correctional Services voluntarily delisted and terminated the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

We believe that many of the Avalon Consent Proposals would have the effect of allowing dissident stockholders, such as the Avalon Group which is a relatively new stockholder in Providence (first share acquired on October 24, 2008) and which may hold large positions temporarily and not share our long-term view of how to best enhance value for ALL Providence stockholders and what is in the best interest of ALL Providence stockholders, to either target incumbent directors for reasons other than their performance on the Providence Board or to usurp Providence’s limited resources to advance narrow or special causes that have little or no benefit to the other stockholders of Providence and are not in the best interests of Providence and its broader stockholder base.

YOUR BOARD UNANIMOUSLY OPPOSES THE AVALON CONSENT SOLICITATION.

YOUR BOARD URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE AVALON GROUP BUT INSTEAD TO SIGN AND RETURN THE GOLD CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

If you have previously signed and returned the Avalon Group’s WHITE consent card, you have every right to change your vote and revoke your consent. Whether or not you have signed the WHITE consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a GOLD Consent Revocation Card will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a GOLD Consent Revocation Card. Please act today.

On [        —        ], 2009, the Avalon Group sent a notice to us requesting that the Providence Board set a record date for the Avalon Consent Solicitation. In accordance with Delaware law and the Providence

Bylaws, the Board set [        —        ], 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to execute or revoke consents relating to the Avalon Consent Solicitation. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Avalon Consent Solicitation.

If you have any questions about giving your consent revocation or require assistance, please call:

Innisfree M&A Incorporated

501 Madison Avenue – 20th Floor

New York, NY 10022

Stockholders call toll free: (888) 750-5834

Banks and Brokerage Firms call collect: (212) 750-5833

Annex I:	Provisions of Providence’s Bylaws Proposed to be Amended by the Avalon Group

Annex II:	Avalon Group’s Proposed Amendments to the Providence Bylaws

Annex III:	Form of Consent Revocation Card

i

FORWARD LOOKING STATEMENTS

This Consent Revocation Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions and other risks detailed in Providence’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Providence is under no obligation (and expressly disclaims any such obligation) to update any of the information in this Consent Revocation Statement if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE AVALON CONSENT SOLICITATION

As set forth in the Avalon Consent Solicitation Statement, the Avalon Group is soliciting consents in favor of the following Avalon Consent Proposals to amend the Providence Bylaws as follows:

Proposal 1 — to provide that vacancies and newly-created directorships may be filled either by the vote of stockholders or by the affirmative vote of 75% of the directors then in office;

Proposal 2 — to provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from us for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board;

Proposal 3 — to provide for majority voting in the election of directors in uncontested elections;

Proposal 4 — to reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders, from 50% to 25%, and eliminate certain requirements relating to the stockholders’ ability to call special meetings;

Proposal 5 — to limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present;

Proposal 6 — to eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders;

Proposal 7 — to eliminate certain requirements relating to persons nominated for election to the Board, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into a prospective director agreement;

Proposal 8 — to eliminate certain procedural requirements with respect to the fixing of the record date for determining stockholders eligible to take action by written consent; and

Proposal 9 — to provide that any decision by our Board to repeal, alter or amend any bylaw adopted by our stockholders shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.

Excerpts of the existing Providence Bylaws which would be changed by the Avalon Consent Proposals are attached hereto as Annex I. The text of the proposed Providence Bylaws, as they would be amended in the manner set forth in Proposals 1 through 9, is attached hereto as Annex II.

•

All the members of the Avalon Group are affiliates of Avalon Correctional Services, the shares of which are publicly-traded on the pink sheets. Avalon Correctional Services operates private correctional facilities for governmental payers and has a history of adversarial relationships with a number of government payers, including in its home state of Oklahoma and, more recently, in Colorado.

•

We believe that the Avalon Consent Proposals, taken together, are designed to disingenuously portray the Avalon Group as being concerned with provisions of the Providence Bylaws and as the champions of their fellow stockholders, when in reality their consent solicitation is part of an integrated plan to obtain substantial influence and effective control over Providence (giving them greater freedom to treat us, like they have Avalon Correctional Services, as a source for non-arm’s length transactions) and gain entrée to a business with substantially better growth prospects than those of Avalon Correctional Services.

•

We believe that the interests of the Avalon Group are not aligned with those of ALL Providence stockholders since we believe, based on the investment proposal that we received from the Avalon Group on November 25, 2008, that it is the intention of the Avalon Group to substantially increase their equity ownership of Providence in a way that would (i) be dilutive, unfair and economically disadvantageous to the other Providence stockholders, and (ii) provide the Avalon Group with voting rights in Providence disproportionate to their economic investment, which is currently only approximately $3.1 million.

•

In addition to facilitating a future proxy contest by the Avalon Group for representation on the Providence Board, we believe that the Avalon Group, through their consent solicitation, is seeking to pressure the Providence Board into (i) acquiescing to their request made this past November that three members of the Avalon Group be named to the Providence Board, and (ii) authorizing transactions for the benefit of the Avalon Group that are without benefit and potentially harmful to Providence and its stockholders, such as that contemplated by the Avalon Group’s self-interested, one-sided investment proposal forwarded to us on November 25, 2008 that would, if consummated, have substantially increased the Avalon Group’s investment in Providence’s equity at a significant discount to current market value. We believe that by acquiescing to their request and authorizing a transaction such as the referenced one, the Avalon Group would, effectively, be able to obtain voting rights in, and substantial influence and control over, Providence, disproportionate to their investment in Providence (to date, only approximately $3.1 million) and without paying any control premium to the other stockholders of Providence. And, in fact, the foregoing proposed transaction, in addition to providing Providence itself with virtually no upside or economic benefit, would, if consummated, have been highly dilutive, economically disadvantageous and patently unfair to the other stockholders of Providence. It would also have had the potential to trigger the change in control provisions of Providence’s senior debt agreements which could result in such debt being accelerated. Accordingly, such a transaction was rejected by the Providence Board, after due consideration, as not being in the best interest of Providence and our stockholders.

•

The historical record of Avalon Correctional Services is replete with anecdotal examples that show that promoting corporate governance has not been their primary focus. Among other examples, Avalon Correctional Services has had a long record of engaging in non-arm’s length transactions with its founder, Chief Executive Officer and, since 2005, its sole director, Donald E. Smith. In addition, in 2005, after publicly complaining about the costs of complying with the SEC’s corporate governance and other regulatory requirements, including the Sarbanes-Oxley

Act, and after being threatened with being delisted by Nasdaq, Avalon Correctional Services voluntarily delisted and terminated the registration of its common stock under the Exchange Act.

•

We believe that many of the Avalon Consent Proposals would have the effect of allowing dissident stockholders, such as the Avalon Group which is a relatively new stockholder in Providence (first share acquired on October 24, 2008) and which may hold large positions temporarily and not share our long-term view of how to best enhance value for ALL Providence stockholders and what is in the best interest of ALL Providence stockholders, to either target incumbent directors for reasons other than their performance on the Providence Board or to usurp Providence’s limited resources to advance narrow or special causes that have little or no benefit to the other stockholders of Providence and are not in best interests of Providence and its broader stockholder base.

WE UNANIMOUSLY OPPOSE THE AVALON CONSENT SOLICITATION. YOUR BOARD IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF THE COMPANY’S STOCKHOLDERS.

YOUR BOARD URGES YOU NOT TO SIGN ANY WHITE CONSENT CARD SENT TO YOU BY THE AVALON GROUP, BUT INSTEAD TO SIGN AND RETURN THE GOLD CONSENT REVOCATION CARD INCLUDED WITH THESE MATERIALS.

If you have previously signed and returned Avalon Group’s WHITE consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed the WHITE consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, it is important for you to deliver a GOLD Consent Revocation Card. Please act today.

On [        —        ], 2009, the Avalon Group sent us a notice requesting that the Board set the Record Date. In accordance with Delaware law and the Providence Bylaws, the Board set [        —        ], 2009 as the Record Date for the Avalon Consent Solicitation. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Avalon Consent Solicitation.

If you have any questions about giving your consent revocation or require assistance, please call Innisfree M&A Incorporated (“Innisfree”) at (888) 750-5834. Banks and brokerage firms can call collect at (212) 750-5833.

BACKGROUND OF THE CONSENT REVOCATION

On November 10, 2008, 73114 Investments, L.L.C., an Oklahoma limited liability company (“73114”), Donald E. Smith, Tiffany Smith, Michael Bradley and Eric S. Gray, filed an initial Schedule 13D (the “Schedule 13D”) with the SEC. 73114 is a wholly owned subsidiary of Avalon Correctional Services. Mr. Smith is the founder, Chief Executive Officer and sole director of Avalon Correctional Services. Ms. Smith is the wife of Mr. Smith and is an executive officer of Avalon Correctional Services. Mr. Bradley is the Chief Financial Officer of Avalon Correctional Services. Mr. Gray is the in-house counsel at Avalon Correctional Services.

The current principal business of Avalon Correctional Services is the operation of private community correctional facilities in the United States. Until February 2005, Avalon Correctional Services was a public reporting company with its shares traded on the Nasdaq. After being threatened with a delisting action by Nasdaq due to non-compliance with certain Nasdaq listing requirements relating to corporate governance issues and due to the concern of Avalon Correctional Services with the amount of management time absorbed by, and the costs to comply with, the corporate governance and other provisions of the Sarbanes-Oxley Act, Avalon Correctional Services voluntarily terminated the registration of its shares of common stock under the Exchange Act.

Notwithstanding that 73114 is ultimately controlled by Avalon Correctional Services, the Avalon Group does not include Avalon Correctional Services as a reporting person in the Schedule 13D and does not include any of the background information on Avalon Correctional Services that would otherwise be required pursuant to Item 2 of Schedule 13D had Avalon Correctional Services been included therein as a reporting person in compliance with Schedule 13D. Given the history of Avalon Correctional Services, Providence believes that these omissions by the Avalon Group are material and suggest that the Avalon Group is attempting to obfuscate their connection to Avalon Correctional Services, a company that, after being threatened with a delisting action by Nasdaq, intentionally delisted from Nasdaq and terminated the registration of its shares of common stock under the Exchange Act so as to avoid being required to comply with Nasdaq’s corporate governance and other listing requirements and the corporate governance and other provisions of the Sarbanes-Oxley Act. Avalon Correctional Services and Mr. Smith are also defendants in a recent lawsuit filed in the United States District Court for the Western District of Oklahoma by a stockholder of Avalon Correctional Services alleging breaches of fiduciary duty by Mr. Smith due to, among other things, various related-party transactions that he engaged in with Avalon Correctional Services. Avalon Correctional Services (and its predecessor Avalon Community Services, Inc.) also has a history of adversarial relationships with various governmental regulatory and payer organizations such as in its home state of Oklahoma and, more recently, in Colorado.

According to the Schedule 13D, the members of the Avalon Group had not historically been stockholders of Providence and their first purchase of shares of Providence common stock occurred on October 24, 2008 when Donald E. Smith and his wife, Tiffany Smith, purchased 1,500 shares at $1.01 per share. Soon thereafter the members of the Avalon Group acquired additional shares of our common stock until, according to the Schedule 13D, they had, as of October 30, 2008, become the beneficial holders of more than 5% of our issued and outstanding common stock. As of the date of filing of the Schedule 13D, the Avalon Group had acquired beneficial ownership of 2,289,108 shares of Providence common stock, representing approximately 18.6% of the issued and outstanding shares of Providence common stock (based on the 12,313,261 shares of Providence common stock outstanding as of September 30, 2008) for an aggregate purchase price of only approximately $3.1 million (including brokerage fees and expenses). In their Schedule 13D, the Avalon Group indicated that they believe that Providence’s shares are undervalued and represent an attractive investment opportunity. The Avalon Group also disclosed in their Schedule 13D that they intend to seek representation on the Providence Board to the extent that such representation could be accomplished without triggering existing change of control provisions in agreements between Providence and third parties. There was no mention in such disclosure of the names of any persons that the Avalon Group was considering proposing as candidates for the Providence Board. There is also no disclosure in the Schedule 13D that the Avalon Group was contemplating a consent solicitation.

On November 10, 2008, Fletcher J. McCusker, our Chief Executive Officer, received a telephone call from Donald E. Smith, the Chief Executive Officer of Avalon Correctional Services, requesting an in-person meeting with members of Providence’s management.

On November 20, 2008, the Providence Board updated the Providence Bylaws and approved various amendments thereto intended for the protection of ALL of our stockholders. As amended, the Providence Bylaws attempt to strike the proper balance between providing stockholders with a significant and substantial ability to participate in the governance of Providence and protecting the interests of all stockholders from a dissident stockholder that would seek to usurp limited company resources to advance narrow interests or personal agendas and distract Providence and our management team from their continuing focus on enhancing stockholder value. This was the first time that we had updated the Providence Bylaws since our initial public offering in 2003.

On November 21, 2008, we issued the following press releasing announcing that Providence was focusing on several strategic options to enhance stockholder value:

FOR IMMEDIATE RELEASE

Providence Service Corporation To Focus on

Several Strategic Options to Enhance Shareholder Value

Options to include debt reduction, sale of non-strategic assets,

and growing core social services businesses

TUCSON, ARIZONA — November 21, 2008 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it is focusing on several strategic options to enhance shareholder value. The Company is considering strategic options relating to, among other things, delevering its debt, growing its core social services business and selling certain non-strategic assets. The Company intends to retain a financial advisor in connection with the latter.

“While we expect the state payor environment to remain volatile in the short term, we are confident that Providence is moving in the right direction and that many of the necessary building blocks for our future growth are in place,” said Fletcher McCusker, Providence’s Chief Executive Officer. “However, as our nation continues to grapple with the unique challenges brought on by an unprecedented global credit crisis and the related disruptions to the equity and capital markets, like many other public companies, we believe that our current stock price does not reflect Providence’s intrinsic value and future prospects. Consistent with our ongoing commitment to enhance shareholder value, we are considering strategic options to delever the Company and intend also to actively pursue the sale of non-core assets. In the near-term, we will also focus on reducing both corporate and client service costs. Longer-term, we still believe that our core social service business will remain a focus of our growth, both organically and through tuck-in acquisition opportunities.”

The Company does not expect to disclose any further developments with respect to its review of strategic options unless and until its Board of Directors has approved a specific option. No decision on any particular course of action has been determined at this time; however, the strategic options being considered by the Company do not include the sale of Providence. The Company cautions shareholders that there can be no assurance that this review of strategic options will result in any specific transaction or other decision and that no timetable has been set for the completion of this review. In addition, certain of the options related to delevering that are expected to be considered would likely require approval by the Company’s lenders. While proactive discussions have begun, no assurances can be given that the Company will be able to obtain any such approvals from its lenders on terms acceptable to the Company

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding Providence’s review of potential strategic options, the timing of such review, and the outcome of such review. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

* * * * *

On Saturday, November 22, 2008, Mr. McCusker and Fred D. Furman, Providence’s Executive Vice President and General Counsel, met with Mr. Smith and two other executive officers of Avalon Correctional Services, Mr. Bradley and Mr. Gray. The meeting lasted for about an hour and took place at Providence’s corporate headquarters in Tucson, Arizona. During the course of the meeting, Mr. Smith indicated that he was the controlling stockholder and sole board member of Avalon Correctional Services and that, while Avalon Correctional Services has predominantly been in the corrections business, they had some experience with the Medicaid business and liked it. Mr. Gray inquired as to whether Providence had any assets that might fit with any of the businesses of Avalon Correctional Services. Mr. Smith had brought to the meeting a two-page list of questions and attempted to elicit information with respect to Providence that was confidential and non-public. When Mr. McCusker repeatedly reminded Mr. Smith that such information could not be divulged due to the restrictions contained in the SEC’s Regulation FD which prohibits selective disclosure of material non-public information, Mr. Smith reacted with bewilderment notwithstanding that he is also the Chief Executive Officer of a publicly-traded company. Mr. Smith also seemed unduly focused on any change in control trigger provisions that were contained in Providence’s bank debt or payer contracts. Mr. Smith informed Mr. McCusker that Avalon Correctional Services or an affiliate thereof was considering purchasing some of Providence’s convertible debt if it could exchange such debt for preferred stock in Providence. Mr. McCusker replied that if they had any proposals in that regard that they wanted Providence to consider, they should forward them to Providence. Mr. Smith then indicated that he wanted representation on the Providence Board. Mr. McCusker replied to Mr. Smith that, if he wanted representation on the Providence Board, he could either nominate someone as a stockholder or could approach the Providence Board with an informal request. Mr. McCusker assured Mr. Smith that the Providence Board would carefully consider any such request. Mr. McCusker also informed Mr. Smith that if he did obtain representation on the Providence Board he would be expected to comply with Providence’s insider trading restrictions. This came as a surprise to Mr. Smith, even though he himself is also the Chief Executive Officer of a publicly-traded company. At the conclusion of the meeting, Mr. Smith reminded Mr. McCusker that it was in his interest to have Avalon Correctional Services represented on the Providence Board.

On November 25, 2008, Mr. McCusker received a letter from Mr. Smith dated November 21, 2008 (the day prior to our meeting with Mr. Smith and his associates) with respect to a “creative” self-interested investment transaction whereby an affiliate of Avalon Correctional Services would be permitted to exchange $5.0 million in principal amount of our convertible notes (to be acquired by such entity, for such purpose, in the open market and which, based solely on trades made over the last few months, could have then been acquired by such entity at a substantial discount to the face value of such notes) for shares of a newly-designated series of voting cumulative preferred stock of Providence, with an aggregate face value of $5.0 million. These preferred shares were to be (i) issued to them at the rate of one preferred share for each $5.00 of principal amount of notes so exchanged, (ii) convertible into a significant number of shares of our common stock and (iii) designated with numerous preferences, privileges and rights, including the right to name two directors to the Providence Board, an 8.5% annual dividend and other voting and liquidation preferences, all described in further detail below in the section herein entitled “Reasons to Reject the Avalon Group’s Consent Solicitation Proposals.” Mr. Smith’s letter also indicated that in connection with this contemplated transaction Providence would need to agree to (a) exempt Avalon Correctional Services, to the extent possible, from all current change of control provisions that are triggered by a 25% or greater change in ownership of Providence common stock, and (b) not enter into any additional agreements with change of control provisions that are triggered by a less than 50% change in ownership of Providence common stock.

Following Mr. Smith’s transmission of the foregoing letter to Mr. McCusker, there was no amendment made to the Avalon Group’s Schedule 13D to report the submission of the proposal to Providence. Rule 13d-2 of the Exchange Act requires that a Schedule 13D be promptly amended if there is a material change to the facts set forth in the Schedule 13D. Members of the Avalon Group had proposed a transaction that contemplated the designation of a new class of preferred stock by Providence that would pay a dividend, none of which had previously been suggested in the Schedule 13D. Item 4 of Schedule 13D clearly requires an amendment to a Schedule 13D to report any plans or proposals which the reporting persons may have which relate to or would result in a material change to the capitalization and dividend policy of Providence. This would not be the last time that the Avalon Group would fail to amend its Schedule 13D on a timely basis to report changes in material facts included therein.

Also on November 25, 2008, Mr. Furman received correspondence from Mr. Gray, the in-house counsel at Avalon Correctional Services. In his correspondence, among other things, Mr. Gray also advised Mr. Furman that three members of the Avalon Group were interested in joining the Providence Board; however, Mr. Gray did not identify which three members of the Avalon Group were so interested or provide any background or supporting documentation as to how such individuals could contribute to the enhancement of stockholder value.

On November 26, 2008, Providence issued the following press release announcing that we had retained UBS Investment Bank as our financial advisor in connection with the sale of certain of our non-strategic assets:

FOR IMMEDIATE RELEASE

Providence Service Corporation Retains

UBS Investment Bank as its Financial Advisor in Connection

With the Sale of Certain Non-Strategic Assets

TUCSON, ARIZONA — November 26, 2008 — The Providence Service Corporation (Nasdaq: PRSC) today announced that it has retained UBS Investment Bank as its financial advisor.

In a recent press release, the Company said it was considering strategic options relating to, among other things, delevering its debt, growing its core social services business and selling certain non-strategic assets. UBS Investment Bank has been retained in connection with selling certain non-strategic assets.

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding Providence’s review of potential strategic options, the timing of such review, and the outcome of such review. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

*  *  *  *  *

On December 3, 2008, Mr. McCusker responded in writing to the correspondence that he had received from Mr. Smith on November 25, 2008. In his letter, Mr. McCusker informed Mr. Smith that he had referred the proposal made by Mr. Smith to the Providence Board, which had determined, after due consideration and deliberation, that a transaction with the Avalon Group based on the terms suggested by Mr. Smith in his letter was not in the best interests of ALL stockholders of Providence.

Also on December 3, 2008, Mr. Furman responded in writing to the correspondence that he had received from Mr. Gray on November 25, 2008. In his letter to Mr. Gray, Mr. Furman addressed the interest expressed by Mr. Gray in having three members of the Avalon Group join the Providence Board as follows:

“In your letters, you also indicated that three officers and managers of an Avalon affiliate have an interest in joining the Providence Board. Please be advised that as our Board of Directors is classified, shareholders will be asked to vote for the election of only two directors at our next annual meeting. While we recently had a vacancy in our Board due to a director’s resignation, that vacancy has since been filled with the appointment of our Chief Operating Officer, Craig A. Norris, to the Board.

As is discussed in our 2008 annual meeting proxy statement, candidates for director are selected on the basis of various criteria including, by way of example, outstanding achievement in their career, board experience, education, whether they are independent under applicable Nasdaq listing standard and the SEC rules, financial expertise, integrity, ability to make independent analytical inquiries, understanding of the business environment, experience in the social services industry and knowledge about the issues affecting the social issues industry, and willingness to devote adequate time to board and committee duties. The proposed candidates should also be free of conflicts of interest that could prevent such candidate from acting in the best interest of Providence and our shareholders. Additional special criteria apply to candidates who would also be considered to serve on a particular committee of the Board. Our Bylaws also contain qualifications that require compliance, such as a commitment to avoid any situations that can compromise a director’s ability to fully comply with his fiduciary duties to Providence.

To the extent that you or your colleagues are interested in submitting a shareholder recommendation of candidates for director, you are certainly welcome to do so. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. All such shareholder recommendations, together with supporting materials such as detailed resumes, should be sent to my attention and I will forward such materials to the Chairman of the Nominating and Governance Committee (“Nominating Committee”). In the interim, I have made the Chairman of the Nominating Committee aware of your potential interest in serving on the Providence Board. In submitting any shareholder recommendations of candidates for director, please feel free to include any additional materials and other information that you believe would be relevant to the Nominating Committee is considering the qualifications of your recommended candidates. Among the types of information that would be of interest to the Nominating Committee in considering a shareholder recommended candidate is the information that would be required to be disclosed in a proxy statement with respect to a candidate were such person to be nominated for election as director. We also suggest that you review the provisions in our Bylaws with respect to qualifications of directors and consider whether your candidates will be able to comply with the requirements included therein. Among other requirements, our Bylaws require all prospective director candidates to complete a detailed questionnaire. Our questionnaire is updated on an annual basis as necessary to comply with new developments in the securities laws as well as to comply with best practices. Once the 2009 questionnaire is available and we are ready to distribute it to our current directors and officers and any director candidates who are being considered, we will provide you with a copy as well. Please note that we also require all directors to comply with our codes of conduct, conflicts of interest, confidentiality, and stock trading policies and guidelines. At our recent meeting, you expressed some concern with our stock trading policy and requested that a copy be provided to you. In response to such request, we are prepared to provide you with a current copy of such policy once you confirm to us that you will treat such policy as confidential material.”

*  *  *  *  *

At no time subsequent to Mr. Furman’s letter indicating that stockholder recommendations of director candidates would be welcome, did Providence receive any such recommendations from the Avalon Group for its Nominating and Corporate Governance Committee to consider.

Instead, on January 21, 2009, Providence received two demand letters (collectively, the “Section 220 Demand Letters”) from the Avalon Group, pursuant to Section 220 of the Delaware General

Corporation Law, as amended (the “DGCL”), requesting access to certain books and records of Providence, including various stockholder records. The first Section 220 Demand Letter sought access to our stockholder list and certain related records and included, in its litany of stated “purposes” for the demand, the use of the information in connection with a possible proxy contest against Providence. The second Section 220 Demand Letter was extremely broad in scope and sought access to confidential Providence information encompassing over twenty separate categories. In addition to alluding to a possible proxy contest to be brought by the Avalon Group against Providence and, again, including such proxy contest as one of the purposes for the demands made in the second Section 220 Demand Letter, the Avalon Group also included a wide-ranging list of other purposes for requesting the information. The second Section 220 Demand Letter provided no credible justification for the extraordinarily overbroad nature of the information that was being demanded and neither Section 220 Demand Letter contained any additional information regarding the Avalon Group’s plans or intentions with respect to, or their timing for, bringing a proxy contest or other contested solicitation against Providence.

On January 22, 2009, the Avalon Group filed with the SEC an amended Schedule 13D to report that it had sent the Section 220 Demand Letters to Providence. The amended Schedule 13D included the Section 220 Demand Letters as exhibits. In their amended Schedule 13D, the Avalon Group also indicated that they were considering both a proxy contest and a consent solicitation against Providence.

On January 26, 2009, our outside legal counsel responded in writing to the Section 220 Demand Letters sent by the Avalon Group to Providence. As to the Section 220 Demand Letter that demanded inspection of the stockholder list, counsel stated that Providence would make the requested list available, and such list was subsequently made available, to the Avalon Group. As to the Section 220 Demand Letter that demanded inspection of Providence’s confidential books and records, our outside counsel denied the demand on our behalf, citing the extraordinarily overbroad, patently inappropriate and unduly burdensome nature of the demand and the demand’s failure to state a proper purpose as required under Section 220 of the DGCL.

Also on January 26, 2009, we issued the following press release commenting on the Section 220 Demand Letters that Providence received on January 21, 2009 from the Avalon Group:

FOR IMMEDIATE RELEASE

Providence Service Corporation Comments on Section 220 Demands

Received From Avalon Correctional Services, Inc.

Avalon’s Section 220 Demands Called Extraordinarily Overbroad,

Patently Inappropriate, Unduly Burdensome and an

Egregious Abuse of the Section 220 Process

TUCSON, ARIZONA — January 26, 2009 — The Providence Service Corporation (Nasdaq: PRSC) today commented on the two Section 220 demand letters for access to the Company’s books and records it had received on January 21, 2009 from an affiliate of Avalon Correctional Services, Inc. The Company’s formal responses to each of the Section 220 demand letters were delivered earlier today to Avalon.

Avalon and three of its principals recently accumulated approximately 19% of the Company’s common stock at an average price of $1.34 and last week filed an amended Schedule 13D with the U.S. Securities and Exchange Commission indicating that Avalon may solicit proxies for the Company’s next annual meeting and/or solicit consents. The first demand letter seeks access to the Company’s shareholder list and certain related records and includes, in its litany of stated purposes for the demand, the use of the information in connection with a possible proxy contest against the Company. The second demand letter is extremely broad in scope, and seeks access to confidential Company information encompassing over 20 separate categories. In addition to alluding to a possible proxy contest to be brought by Avalon against the Company and, again, including such proxy contest as one of the purposes for the demands made in the second demand letter, Avalon also includes a wide-ranging list of other purposes for requesting the information. The second demand letter provides no credible justification for the extraordinarily overbroad nature of the information being demanded and neither demand letter contains any additional information regarding Avalon’s plans or intentions or its timing for bringing a proxy contest or other contested solicitation against the Company.

“We believe that the Section 220 demands we have received from Avalon for access to our confidential books and records are extraordinarily broad, patently inappropriate, unduly burdensome and represent an egregious abuse of the Section 220 process,” commented Fletcher McCusker, Providence’s CEO. “Avalon seems to believe that a Section 220 demand right provides them the license to engage in an indiscriminate fishing expedition without the need to provide any credible justification for doing so. While Avalon recites a litany of purposes to justify its outrageous demand, we believe that its stated purposes are completely pre-textual. Clearly, Avalon’s Section 220 demands for access to our books and records are designed for purposes other than to obtain the requested information or the exercise of its legitimate rights as a shareholder. We have no doubt that the primary purpose of Avalon’s Section 220 demand for access to our books and records is to further a campaign to harass, intimidate and bully Providence and its Board members into acquiescing to the various other “demands” Avalon has recently made of Providence, including a request for multiple Board seats and a request that we engage in a transaction with Avalon that would have us, in effect, directly transfer a significant and unjustifiable amount of shareholder value from all of Providence’s other shareholders to Avalon, a transaction that our Board, in the exercise of its fiduciary duties, rejected. While we remain open to listening to and considering any constructive ideas and suggestions Avalon may have to enhance value for ALL Providence shareholders, the Board of Directors of Providence will not be intimidated, bullied or distracted from its focus on acting in the best interests of, and enhancing shareholder value for, ALL Providence shareholders. As we announced late last year, our Board of Directors is actively focused on several strategic options to enhance shareholder value including, among other things, delevering our debt, growing our core social services business and selling certain non-strategic assets. We are very confident that, at the appropriate time and in the appropriate forum, given the facts and the confluence of events that surround Avalon’s extraordinarily overbroad, patently inappropriate and unduly burdensome Section 220 demands and the manner in which they have been pursued, including Avalon’s decision to publish its demand letters so as to use them as a rhetorical platform, Avalon’s demand letters will be seen as driven by ulterior motives and for improper purposes that have little to do with the exercise by a shareholder of its statutory rights.”

Section 220 is a provision of the General Corporation Law of the State of Delaware, the State of Providence’s incorporation, that allows shareholders holding as few as one share in a company to make a demand for access to various books and records of the company, provided that such demand is made for a proper purpose. This provision is often used for improper purposes by dissident shareholders in connection with an impending or ongoing proxy contest to gain access to confidential information for use in its proxy materials, at a great cost to a company’s other shareholders. Among other improper purposes, dissident shareholders have used the Section 220 demand as a vehicle to intimidate and harass a company and its management in preparation for a proxy contest, with little regard for whether it receives any information or not. As the Delaware courts have noted in the past, “the potential for abuse is very much alive when the Section 220 demand is made in the context of an impending or ongoing proxy contest.”

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

* * * * *

Also on January 26, 2009, Michael N. Deitch, our Chief Financial Officer and Corporate Secretary, received a letter from Mr. Gray, the in-house counsel at Avalon Correctional Services. In his correspondence, Mr. Gray informed Providence that the Avalon Group intended to nominate persons for election to the Providence Board at our 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) and requested that the Avalon Group be provided with a copy of the director and officer questionnaire (the “Questionnaire”) and director agreement (the “Director Agreement”) contemplated by the Providence Bylaws. Our Questionnaire is similar in form to the questionnaire that most public companies require their directors and executive officers to complete on an annual basis in order to comply with the listing and corporate governance requirements imposed on them by Nasdaq and the numerous disclosure and corporate governance requirements contained in the Exchange Act, including the provisions of the Sarbanes-Oxley Act. The Director Agreement requires, among other things, that all of our directors, prospective and incumbent, complete the Questionnaire and represent that the responses contained therein are true, accurate and complete to the best knowledge and belief of the prospective or incumbent director. The Director Agreement also seeks assurances that the prospective or incumbent director will comply with his or her fiduciary duties under applicable law by asking such person to disclose whether or not he or she has previously entered into any agreement or arrangement with any third person as to how he or she would vote on any issue that may come before the Providence Board. We call to the attention of stockholders that one of the proposals being made by the Avalon Group in their consent solicitation would amend the Providence Bylaws to prevent the Providence Board from being able to obtain such assurances from prospective or incumbent directors.

Providence believes that the Avalon Group’s notice to us that they now intend to nominate persons for election to the Providence Board at the 2009 Annual Meeting likely constituted a material change in the facts set forth in the Avalon Group’s Schedule 13D, thereby necessitating the prompt filing of an amendment thereto. However, no Schedule 13D amendment was filed with the SEC to disclose such change in facts.

On January 30, 2009, Mr. Deitch responded in writing to Mr. Gray’s correspondence and enclosed copies of the requested Questionnaire and Director Agreement.

On February 5, 2009, the Avalon Group filed the Avalon Consent Solicitation Statement with the SEC. In the Avalon Consent Solicitation Statement, the Avalon Group indicates that it intends to conduct a consent solicitation to seek stockholder support for nine proposals to amend the Providence Bylaws. As with the initial Schedule 13D filed by the Avalon Group, the Avalon Consent Solicitation Statement obfuscates the connection between the members of the Avalon Group and Avalon Correctional Services. It accomplishes this by omitting Avalon Correctional Services as one of the persons filing the Avalon Consent Solicitation Statement and by not including Avalon Correctional Services as one of the named participants in the solicitation.

In the Avalon Consent Solicitation Statement, the Avalon Group indicates that they believe that their interests are aligned with the interests of all stockholders, notwithstanding that they had previously sought to have Providence designate a new series of preferred stock that would have rights and preferences superior to those held by holders of Providence common stock. The Avalon Group also indicates that their consent solicitation has “one simple goal”- to maximize value of the common stock for all stockholders.” Nowhere in the Avalon Consent Solicitation Statement, however, does the Avalon Group detail any specific initiatives that they believe, if undertaken, would “maximize value” for ALL stockholders. We call to the attention of stockholders that the record of Mr. Smith, the founder, controlling stockholder, Chief Executive Officer, and sole director of publicly-traded Avalon Correctional Services, a record that is replete with related party transactions, would suggest “maximizing value” for ALL stockholders of Avalon Correctional Services has not been a consistent focus of Mr. Smith.

The Avalon Consent Solicitation Statement also fails to disclose the ultimate plans of Mr. Smith and other members of the Avalon Group for Providence should they be successful in having their proposals approved, thereby facilitating their ability to have their nominees elected at the 2009 Annual Meeting. We believe that the Avalon Group’s consent solicitation is only one component of its integrated and much larger plan to obtain substantial influence and effective control over Providence (to the economic disadvantage of our other stockholders) and gain entrée to a business with significantly better growth prospects and government payer relationships than those of Avalon Correctional Services.

Notwithstanding that the filing of the Avalon Consent Solicitation Statement with the SEC likely constituted a material change in the facts set forth in the Avalon Group’s Schedule 13D thereby necessitating the prompt filing of an amendment thereto, no Schedule 13D amendment was filed with the SEC to disclose (i) that the Avalon Consent Solicitation Statement had been filed with the SEC, or (ii) that the Avalon Group was seeking material changes to the Providence Bylaws.

On February 6, 2009, in response to the filing of the Avalon Consent Solicitation Statement, Providence issued the following press release:

FOR IMMEDIATE RELEASE

Providence Service Corporation Comments on Consent Solicitation

by Avalon Correctional Services, Inc.

Says “History Shows Avalon Is No Champion of Corporate Governance”

TUCSON, ARIZONA — February 6, 2009 — The Providence Service Corporation (Nasdaq: PRSC) today commented on the recent announcement that an entity controlled by Avalon Correctional Services, Inc. (Pnk: CITY.PK) together with other related persons, including Donald E. Smith, the CEO, controlling shareholder and sole director of Avalon, intends to initiate a consent solicitation against the Company.

“We have no doubt that Avalon’s consent solicitation is an attempt, like a ‘wolf in sheep’s clothing’ to disingenuously appear to be concerned with corporate governance when in reality their consent solicitation is part of an integrated plan to obtain substantial influence and effective control over Providence,” commented Fletcher McCusker, Providence’s CEO. “Since early November of last year, after learning that Avalon had accumulated approximately 19.6% of Providence’s common stock and had, in its Schedule 13D, implied that a proxy contest was within contemplation, we have sought to constructively engage with Avalon and its principals, even reluctantly holding an in-person meeting with them at our corporate offices notwithstanding our significant concerns and reservations about engaging in discussions with representatives of Avalon due to, among other things, Avalon’s colorful history as an operator of a water park, de-certified mental health facilities and community corrections programs and its adversarial relationships with various regulatory and payer organizations.

“While we remain open to having future discussions with Avalon as long as they are constructive, the Board of Directors of Providence will not be intimidated, bullied or distracted by the threats and intimidation tactics of one dissident stockholder. The Board remains focused on acting in the best interests of, and building stockholder value for, ALL Providence stockholders. As we announced late last year, our Board of Directors is actively focused on several strategic options to enhance shareholder value including, among other things, delevering our debt, growing our core social services business and selling certain non-strategic assets. As much as we prefer to focus our full attention on delivering on Providence’s significant potential and enhancing value for ALL Providence stockholders, we will not stand idly by while Avalon and its principals seek to further their own agenda. We believe that the proposals being made by Avalon and Don Smith in their consent solicitation statement are nothing more than their latest power play intended to facilitate a future proxy contest by them for representation on the Providence Board and, eventually, effective control of Providence.

“As we will discuss in more detail in our Consent Revocation Statement, given Avalon’s historical approach to its own corporate governance issues and its strong proclivity for related-party transactions over the past 15 years, particularly with its founder, CEO and sole director Don Smith, both during its time as a public reporting company and thereafter, we believe that Avalon has little to no credibility as a champion of corporate governance and we look forward to detailing their ulterior motives for this consent solicitation in our Consent Revocation Statement. We call the attention of stockholders to the following:

•

On November 16, 1993, Avalon cautioned investors in its prospectus filed with the SEC that Avalon has engaged in, and would continue to engage in, transactions with companies owned and/or controlled by its founder and CEO Don Smith, most of which could be considered non-arm’s length transactions. Avalon indicated that such transactions could include cash advances, loan guarantees, leased equipment, utilization of Avalon properties, and administrative and accounting services. Avalon also advised investors that some of the transactions with Don Smith’s other businesses may not have occurred on terms as favorable as Avalon would have received from unrelated third parties.

•

On December 31, 2004, Avalon announced that, effective December 30, 2004, Robert O. McDonald and Dr. Charles Thomas had resigned from the Avalon Board, leaving Don Smith as the sole remaining director of a Nasdaq-listed public reporting company.

•

On January 12, 2005, Avalon was notified by the Nasdaq Stock Market that it could face being delisted from Nasdaq if it did not take actions to bring itself into compliance with various corporate governance requirements imposed by Nasdaq. In particular, Nasdaq was concerned that, with Don Smith as the sole remaining director on the Avalon Board, Avalon no longer had any independent directors on its Board.

•

On January 18, 2005, Avalon, after publicly disclosing that it was facing a possible delisting from Nasdaq, publicly disclosed that, rather than comply with Nasdaq’s corporate governance requirements (which require that a majority of its Board of Directors be independent), it was considering the possibility of delisting and moving to the over-the-counter market or “pink sheets.” Avalon also publicly disclosed on this date that, given the increasing compliance costs imposed by the Sarbanes-Oxley Act (which includes numerous corporate governance requirements for the protection of stockholders), ongoing costs and expenses associated with the preparation and filing of Avalon’s periodic reports with the SEC and the increasing commitment of management’s time to regulatory requirements, Avalon was considering deregistering as a way to avoid having to comply with all these regulatory requirements.

•

On January 24, 2005, Avalon received a letter from Ravenswood Investment Company, which then held 7.2% of Avalon’s outstanding shares, expressing its concern with Avalon’s announcement that it was evaluating whether to remain a reporting company and with the absence of any independent directors on the Avalon Board. In its letter, Ravenswood reminds Avalon that good corporate governance requires a majority of outside directors. Ravenswood also indicates that it is writing because Don Smith refused to return its telephone calls.

•

On February 3, 2005, with little advance notice to stockholders, without seeking stockholder approval, and notwithstanding the potential adverse effects on the market for Avalon’s stock, Avalon announced that it was deregistering to avoid, among other things, having to comply with the SEC’s periodic reporting requirements and the Sarbanes-Oxley Act (which include numerous corporate governance provisions for the protection of stockholders). Avalon indicated in its public filings that the financial impact of complying with the Sarbanes-Oxley Act could jeopardize its ability to continue as a going concern. In particular, Avalon expressed its concern with having to comply with the provisions of the Sarbanes-Oxley Act that require management to establish internal control structures and procedures for financial reporting and to attest to the effectiveness of these controls in annual reports. As a result of this decision, Avalon now continues as a publicly-traded company that trades only on the “pink sheets,” makes no quarterly, annual or periodic filings with the SEC, avoids any requirement to comply with the Sarbanes-Oxley Act, including the numerous corporate governance provisions thereof that are intended to protect stockholders, and has only one director, Don Smith, who, in effect, is accountable to no one.

•

During 2007, according to Avalon’s annual report posted to its website, Avalon entered into loans with certain members of its senior management for the purchase of Avalon stock pursuant to which over $1.0 million was loaned to such members of senior management. While Avalon was no longer subject to the Sarbanes-Oxley Act at this time due to its decision to deregister (so as to avoid compliance), these type of loan arrangements with officers of a public company are expressly prohibited under Section 402 of the Sarbanes-Oxley Act.

•

In addition to the other related party transactions between Avalon and Don Smith that are discussed above, since 2001, Avalon has leased certain vehicles from an entity controlled by Don Smith and, pursuant to such leases, has made payments to such entity in the aggregate of more than $800,000.

•

On January 26, 2009, a complaint was filed against Avalon and Don Smith in the United States District Court for the Western District of Oklahoma by Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P., both stockholders in Avalon, alleging breaches of fiduciary duty and self-dealing and seeking damages of not less than $10 million.

“The actions by Avalon described above are only a few illustrations of Avalon’s historical approach towards corporate governance issues and, for more in depth information, we invite stockholders to review the historical filings made by Avalon with the SEC prior to deregistering and, since then, the financial reports that Avalon posts to its website, www.avaloncorrections.com. While the Providence Board continuously seeks to improve its corporate governance and emulate best practices by leading companies, we do not believe that Avalon and its sole director, Don Smith, are the appropriate role models for us to follow.”

Important Information

The Providence Service Corporation (the “Company”) and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by affiliates of Avalon Correctional Services, Inc. (the “Consent Solicitation”). The Company plans to file a consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation. Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov. and the Company’s website at http://www.provcorp.com.

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services through its direct and managed entities to over 74,000 clients through 870 contracts at September 30, 2008, with an estimated six million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business including managed entities.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

* * * * *

On February 12, 2009, we filed this Consent Revocation Statement with the SEC

REASONS TO REJECT THE AVALON GROUP’S CONSENT SOLICITATION PROPOSALS

We believe that the Avalon Consent Proposals, taken together, are designed to disingenuously portray the Avalon Group as being concerned with provisions of the Providence Bylaws and as the champions of their fellow stockholders, when in reality the Avalon Consent Solicitation is part of an integrated and much larger plan to obtain substantial influence and effective control over Providence and to gain entrée to a business with substantially better growth prospects than those of Avalon Correctional Services. As we will detail below, we believe the Avalon Group is conducting its consent solicitation for ulterior motives and in pursuit of an agenda that is not disclosed in the Avalon Consent Solicitation Statement.

In addition to facilitating a future proxy contest by the Avalon Group for representation on the Providence Board, we believe that the Avalon Group, through the Avalon Consent Solicitation, is seeking to pressure the Providence Board into (i) acquiescing to their request that three members of the Avalon Group be named to the Providence Board, and (ii) authorizing transactions for the benefit of the Avalon Group that are without benefit and potentially harmful to Providence and its stockholders, such as that contemplated by the Avalon Group’s self-interested, one-sided investment proposal forwarded to us on November 25, 2008 that would, if consummated, have substantially increased the Avalon Group’s investment in Providence’s equity at a significant discount to current market value. With respect to that contemplated transaction, the terms of which are described in detail elsewhere in this section, the Avalon Group wanted us to allow them to exchange a significant amount of Providence’s convertible notes (to be purchased by them for such purpose in the open market, where, both then and now, such notes have been sold at a substantial discount to their face value) for a special designation of voting preferred shares, equal in value to the face amount of their purchased notes, that would immediately be convertible into a significant amount of our common stock. We believe that by acquiescing to their request and authorizing a transaction such as that referenced above, the Avalon Group would, effectively, be able to obtain voting rights in, and substantial influence and control over, Providence disproportionate to their investment in Providence (to date, only approximately $3.1 million) and without paying anything remotely close to a “control premium” to the other stockholders of Providence. And, in fact, the foregoing proposed transaction, in addition to providing Providence itself with virtually no upside or economic benefit, would if consummated have been highly dilutive, economically disadvantageous and patently unfair to our other stockholders. It would also have had the potential to trigger the change in control provisions of Providence’s senior debt agreements, which could result in such debt being accelerated. Accordingly, such transaction was rejected by the Providence Board, after due consideration, as not being in the best interests of Providence or ALL Providence stockholders. In light of the foregoing, including the self-serving nature and goals of the Avalon Group exemplified thereby, and all the many other reasons described below, the Providence Board strongly urges you to reject the Avalon Consent Proposals.

WE BELIEVE THAT DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP HAVE ULTERIOR MOTIVES FOR THEIR CONSENT SOLICITATION WHICH THEY HAVE FAILED TO DISCLOSE.

We believe the Avalon Group’s consent solicitation is part of a much larger integrated plan by Mr. Smith and Avalon Correctional Services to eventually attain substantial influence and control over Providence and gain entrée to a business with significantly better growth prospects and governmental payer relationships than those of Avalon Correctional Services, which currently operates private community correctional facilities. The Avalon Group has already notified us that three members of the Avalon Group are seeking to join the Providence Board and that they intend to conduct a proxy solicitation at the 2009 Annual Meeting to nominate candidates for election to the Providence Board. We believe that gaining representation on the Providence Board is the next step in the Avalon Group’s integrated and much larger plan to eventually attempt to obtain substantial influence and effective control over Providence.

As early as November 22, 2008, when members of Providence’s executive management team met with Mr. Smith and other members of the Avalon Group, a significant focus of the questions posed by the Avalon Group related to any change in control trigger provisions in agreements to which Providence was a party, which suggested to us at the time that the Avalon Group might be planning to eventually accumulate a larger ownership stake in Providence. Thereafter, however, on November 25, 2008, the Avalon Group’s true colors became quite apparent to us, as did their likely intent with respect to their “under the radar” accumulation of 18.6% of our stock, when our Chairman and Chief Executive Officer, Fletcher J. McCusker, received a transaction proposal from Donald E. Smith on behalf of 73114, via a letter dated November 21, 2008 (the “Avalon Investment Proposal”). Even without knowing then all the facts we have since learned about their history and background and their proclivity for related party, non-arm’s length transactions with respect to Avalon Correctional Services, many of which are described elsewhere in this document, the Avalon Investment Proposal made it abundantly clear to us that the goals of the Avalon Group are far from being, as they now claim in the Avalon Consent Solicitation Statement, “to maximize value of the common stock for all stockholders.” Rather, our analysis of the Avalon Investment Proposal (the terms of which are summarized below) demonstrates the reverse, an almost wanton disregard by 73114 and Mr. Smith for the enhancement of value for ALL Providence stockholders, and, we believe, should easily demonstrate that the Avalon Group is, in fact, seeking to engage in transactions with Providence that would benefit the Avalon Group alone – to the detriment of our other stockholders.

The terms put forth by Mr. Smith in the Avalon Investment Proposal can be summarized as follows:

•	73114 would arrange for the acquisition by 73114 or a related party (collectively the “Avalon Party”) of $5.0 million principal amount of Providence’s convertible notes in the open market;

•

the Avalon Party would then exchange with us their $5.0 million principal amount of convertible notes for $5.0 million worth of newly issued shares of voting cumulative preferred stock of Providence (the “preferred shares”). The preferred shares would be issued at the rate of $5.00 per share for a total of 1,000,000 preferred shares and have the following rights attached to them, all of which rights would be significantly superior to those enjoyed by the holders of our common stock:

•	Providence would pay the Avalon Party an 8.5% cumulative annual dividend on the $5.0 million aggregate value of their preferred shares, or $425,000 per year;

•

the preferred shares would be convertible by the Avalon Party, at its option, into shares of Providence common stock using an exchange rate equal to (a) the $5.00 per share value of the preferred shares divided by (b) the 10-day trailing average per share closing price of Providence common stock on the closing date;

•	the preferred shares would be re-exchangeable by the Avalon Party for the original convertible notes upon a declared default with respect to any Providence indebtedness;

•

the preferred shares would be redeemable by Providence at the Avalon Party’s option upon amendment, replacement, maturity or extension of Providence’s senior credit facility and/or its convertible notes;

•	the Avalon Party would have the right to name two directors to the Providence Board; and

•	the shares of common stock issuable upon conversion of the preferred shares would be registered for trading at Providence’s expense.

The Avalon Investment Proposal also included various other preferential terms, including anti-dilution protection, approval rights regarding future issuances of preferred stock and other covenants.

A detailed analysis of the foregoing terms, and the overall effect of such terms on Providence and our stockholders, illuminated for us the entirely one-sided nature of the Avalon Investment Proposal. It made evident, as outlined below, that the proposal was likely to benefit no one except the Avalon Party — certainly not Providence and certainly not the other Providence stockholders. In evaluating the Avalon Investment Proposal, we had to take into account a number of important ancillary considerations, including the following:

(1)

The convertible notes were, at the time of the Avalon Investment Proposal, then most recently traded at between $18.00 and $18.35 per each $100.00 of principal amount (based on November 11, 2008 trades), dropping in value thereafter, until reaching a low of $10.76 per $100.00 principal amount on January 15, 2009. This means that if we were to assume, for the sake of example, a conservative trading price of $20.00 per each $100.00 principal amount as of the November 21, 2008 date of the Avalon Investment Proposal, the $5.0 million face amount of convertible notes that the Avalon Party was to acquire per the proposal could have been acquired by the Avalon Party for only $1.0 million, or for  1/5th of their face amount;

(2)	Because the convertible notes would have been exchangeable into 1,000,000 preferred shares, each with a $5.00 ascribed value, this also means that with its assumed original investment of $1.0 million the Avalon Party could have exchanged its convertible notes for preferred shares with an ascribed value of $5.0 million, representing, for the Avalon Party, a 500% return on its investment;

(3)	The 8.5%, or $425,000, annual dividend that we were expected to pay the Avalon Party with respect to its preferred shares represents a two-point increase over the 6.5% interest we were then paying (and still pay) on our convertible notes, or an approximately 31% increase in the annual amount payable by Providence to service such $5.0 million of financing, or an additional expense of $100,000 per year. Further, based on the Avalon Party’s assumed $1.0 million purchase price for its original convertible note investment, the 8.5% annual dividend that we were to pay the Avalon Party on the $5.0 million of preferred shares that were to have been issued in exchange for such notes would have provided the Avalon Party with an effective yield on that $1.0 million investment of over 42%;

(4)	Immediately upon their issuance, and until and if they were converted into shares of our common stock, the 1,000,000 preferred shares, when added to the shares of common stock already owned by the Avalon Group, would have raised the Avalon Group’s aggregate voting interest in Providence to almost 25%;

(5)	The conversion rate of the preferred shares into common stock would have been 2.675 shares of our common stock for each $1.00 of preferred stock value had the conversion of the preferred shares taken place as of the date of the Avalon Investment Proposal (based on the $1.87 10-day trailing average closing price of our common stock as of such date). This means that had the conversion of the preferred shares into shares of common stock taken place as of the date of the Avalon Investment Proposal, the Avalon Party could have obtained 2,675,227 shares of our common stock at an effective price, based on the Avalon Party’s assumed original $1.0 million investment, of only $.37 per share. Moreover, based on the 12,313,261 shares of common stock we had outstanding as of September 30, 2008, these shares, when added to the shares already owned by the Avalon Group, would have raised the Avalon Group’s aggregate ownership interest in Providence to over 33%; and

(6)	The $5.0 million reduction in our outstanding principal amount of convertible notes resulting from the Avalon Investment Proposal would have represented only a 2% decrease in our consolidated total funded debt and would have provided virtually no benefit to us with respect to our three financial debt covenants (having an immaterial effect on our consolidated total leverage ratio and no effect on our consolidated senior leverage ratio or our consolidated fixed charges coverage ratio).

What the foregoing analysis of the Avalon Investment Proposal makes readily apparent is that, for a relatively small investment (a high of $1.0 million, based on the trading prices of our convertible notes between November 11, 2008 and January 15, 2009), the Avalon Group was already, as early as November 21, 2008, seeking to (a) acquire an additional approximately 14% of our common stock at a price per share of less than $0.40 (an almost 80% reduction from the then 10-day trailing average closing price of our common stock), (b) raise their aggregate voting interest in Providence to almost 25%, (c) potentially increase their ownership interest in Providence to over 33%, and (d) in the interim, secure for themselves a greater than 40% dividend yield. These terms, in addition to increasing our interest/dividend costs, decreasing our earnings per share and having a marginal effect on our overall indebtedness, would have resulted also in significant dilution to you, our other stockholders.

As a result, we believe that the transaction contemplated by the Avalon Investment Proposal, while of significant benefit to the Avalon Group, would provide no meaningful benefit to Providence. Further, we believe that their self-interested Avalon Investment Proposal is evidence that the interests of the Avalon Group are not aligned with those of ALL other Providence stockholders since we believe, based on the terms of the Avalon Investment Proposal, that it is the intention of the Avalon Group to substantially increase their equity ownership of Providence in a away that would (i) be dilutive, unfair and economically disadvantageous to the other Providence stockholders, and (ii) provide the Avalon Group with voting rights in Providence disproportionate to their economic investment, which is currently only approximately $3.1 million.

For these and other reasons, including our belief that such a transaction, if consummated, would have the potential to trigger the change in control provisions of our senior debt instruments, which could result in such debt becoming accelerated, our Board determined that a transaction with the Avalon Group based on the terms suggested by the Avalon Investment Proposal would not have been in the best interests of Providence or our other stockholders. Moreover, when coupled with the myriad of other examples of the Avalon Group’s self-serving actions over the years and their apparent disregard of the consequences their actions might have with respect to their fellow Avalon Correctional Services stockholders, discussed elsewhere herein, it would seem difficult to attribute any other motive or strategy to the Avalon Group’s consent solicitation than an ulterior desire by them to facilitate their integrated plan to obtain effective control over Providence, thereby giving the Avalon Group greater freedom to treat us, like they have Avalon Correctional Services, as a personal source for preferential transactions and funding.

We believe that additional information concerning the ulterior motives for the Avalon Group’s consent solicitation, including a definitive statement as to whether they intend to eventually seek control of Providence, represents material information that stockholders need to know, and are entitled to know, in order to make an informed decision on whether or not to consent.

WE BELIEVE THAT DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP HAVE LITTLE TO NO CREDIBILITY AS CHAMPIONS OF CORPORATE GOVERNANCE.

Given the historical approach of Mr. Smith and other members of the Avalon Group, all affiliates of Avalon Correctional Services, to corporate governance matters at Avalon Correctional Services, we believe that Mr. Smith and the other members of the Avalon Group have little to no credibility as champions of corporate governance and are attempting to cloak their consent solicitation in the guise of a disingenuous concern for our corporate governance. We call the attention of stockholders to the actions of Avalon Correctional Services in de-listing from Nasdaq and terminating the registration of its shares under the Exchange Act so as to avoid being required to comply with Nasdaq’s listing requirements and the corporate governance and other provisions of the Sarbanes Oxley Act, as well as the strong proclivity of Avalon Correctional Services for related-party transactions over the past fifteen years with its founder, CEO and sole director, Mr. Smith, both during its time as a public reporting company and thereafter. In particular, we believe that the following anecdotal examples from the history of Avalon Correctional Services should provide ample reason for stockholders to question how truly committed Mr. Smith and Avalon Correctional Services are to the promotion of good corporate governance:

•

On November 16, 1993, Avalon Correctional Services cautioned investors in its prospectus filed with the SEC that Avalon Correctional Services has engaged in, and would continue to engage in, transactions with companies owned and/or controlled by its founder and CEO, Mr. Smith, most of which could be considered non-arm’s length transactions. Avalon Correctional Services indicated that such transactions could include cash advances, loan guarantees, leased equipment, utilization of Avalon Correctional Services properties, and administrative and accounting services. Avalon Correctional Services also cautioned investors that some of the transactions with Mr. Smith’s other businesses may not have occurred on terms as favorable as Avalon Correctional Services would have received from unrelated third parties.

•

On May 8, 1996, Avalon Correctional Services, again, cautioned investors in its prospectus filed with the SEC that Avalon Correctional Services and its subsidiaries had engaged in transactions with Mr. Smith which may be considered as not having occurred at arm’s length.

•

On March 23, 2000, Avalon Correctional Services, again, cautioned investors in its prospectus filed with the SEC that Avalon Correctional Services and its subsidiaries had engaged in transactions with Mr. Smith which may not have been on an arm’s-length basis.

•

On December 31, 2004, Avalon Correctional Services announced that, effective December 30, 2004, Robert O. McDonald and Dr. Charles Thomas had resigned from the Board of Directors of Avalon Correctional Services leaving Mr. Smith as the sole remaining director of a Nasdaq-listed public reporting company.

•

On January 12, 2005, Avalon Correctional Services was notified by the Nasdaq Stock Market that it could face being delisted from Nasdaq if it did not take actions to bring itself into compliance with various corporate governance requirements imposed by Nasdaq. In particular, Nasdaq was concerned that, with Mr. Smith as the sole remaining director on the Board of Directors of Avalon Correctional Services, Avalon Correctional Services no longer had any independent directors on its Board of Directors.

•

On January 18, 2005, Avalon Correctional Services, after publicly disclosing that it was facing a possible delisting from Nasdaq, publicly disclosed that, rather than comply with Nasdaq’s corporate governance requirements (which require that a majority of its Board of Directors be independent), it was considering the possibility of delisting and moving to the over-the-counter market or “pink sheets.” Avalon Correctional Services also publicly disclosed on this date that, given the increasing compliance costs imposed by the Sarbanes-Oxley Act (which includes numerous corporate governance requirements for the protection of stockholders), ongoing costs and expenses associated with the preparation and filing by Avalon Correctional Services of periodic reports with the SEC and the increasing commitment of its management’s time to regulatory requirements, Avalon Correctional Services was considering terminating the registration of its shares of common stock under the Exchange Act as a way to avoid being required to comply with all these regulatory requirements.

•

On January 24, 2005, Avalon Correctional Services received a letter from the Ravenswood Investment Company, L.P. (“Ravenswood”) which then held 7.2% of the outstanding shares of Avalon Correctional Services, expressing its concern with the announcement by Avalon Correctional Services that it was evaluating whether to remain a reporting company and with the absence of any independent directors on the Board of Directors of Avalon Correctional Services. In its letter, Ravenswood reminded Avalon Correctional Services that good corporate governance requires a majority of outside directors. Ravenswood also indicated that it was writing because Mr. Smith refused to return its telephone calls.

•

On February 3, 2005, with little advance notice to stockholders, without seeking stockholder approval, and notwithstanding the potential adverse effects on the market for, and the liquidity of, the common stock of Avalon Correctional Services, Avalon Correctional Services publicly disclosed that it was terminating the registration of its shares under the Exchange Act to avoid, among other things, being required to comply with the SEC’s periodic reporting requirements and the Sarbanes-Oxley Act (which include numerous corporate governance provisions for the protection of stockholders). Avalon Correctional Services indicated in its public filings that the financial impact of complying with the Sarbanes-Oxley Act could jeopardize its ability to continue as a going concern. In particular, Avalon Correctional Services expressed its concern with having to comply with the provisions of the Sarbanes-Oxley Act that require management to establish internal control structures and procedures for financial reporting and to attest to the effectiveness of these controls in annual reports. As a result of this decision, Avalon Correctional Services now continues as a publicly-traded company that trades only on the “pink sheets,” makes no quarterly, annual or periodic filings with the SEC, avoids any requirement to comply with the Sarbanes-Oxley Act, including the numerous corporate governance provisions thereof that are intended to protect stockholders, and has only one director, Mr. Smith, who, in effect, is accountable to no one.

•

During 2007, according to the annual report of Avalon Correctional Services which was posted to its website, Avalon Correctional Services entered into loans with certain members of its senior management for the purchase of stock in the Avalon Correctional Services pursuant to which over $1.0 million was loaned to such members of senior management. While Avalon Correctional Services was no longer subject to the Sarbanes-Oxley Act at this time due to its decision to terminate the registration of its shares under the Exchange Act (so as to avoid compliance), these type of loan arrangements with officers of a public company are expressly prohibited under Section 402 of the Sarbanes-Oxley Act.

•

In addition to the other related-party transactions between Avalon Correctional Services and Mr. Smith that are discussed above, since 2001, Avalon Correctional Services has leased certain vehicles from an entity controlled by Mr. Smith and, pursuant to such leases, has made payments to such entity in the aggregate of more than $800,000.

•

And last, but not least, on January 26, 2009, a complaint was filed against Avalon Correctional Services and Mr. Smith in the United States District Court for the Western District of Oklahoma by Ravenswood and Ravenswood Investments III, L.P., both stockholders in Avalon Correctional Services, alleging breaches of fiduciary duty by Mr. Smith in connection with various alleged self-interested transactions between Avalon Correctional Services and Mr. Smith.

The actions by Mr. Smith and Avalon Correctional Services described above are only a few illustrations of their historical approach towards corporate governance issues and, for more in depth information, we invite stockholders to review the historical filings made by Avalon Correctional Services with the SEC prior to terminating its registration under the Exchange Act, and, since then, the financial reports that Avalon Correctional Services posts to its website, www.avaloncorrections.com. THE INFORMATION POSTED TO THIS WEBSITE IS NOT AND SHOULD NOT BE CONSIDERED PART OF THIS CONSENT REVOCATION STATEMENT. NOR DO WE TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF ANY OF THE STATEMENTS AND OTHER INFORMATION POSTED TO SUCH WEBSITE OR CONTAINED IN ANY OF THE FILINGS MADE WITH THE SEC BY AVALON CORRECTIONAL SERVICES OR ANY OTHER PARTY OTHER THAN PROVIDENCE.

While the Providence Board continuously seeks to improve its corporate governance and adopt the best practices exemplified by leading companies, we do not believe that Avalon Correctional Services and its sole director, Mr. Smith, are the appropriate role models for us to follow.

DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP HAVE NOT DISCLOSED THEIR ULTIMATE PLANS FOR PROVIDENCE.

As discussed above, we believe that the Avalon Group’s consent solicitation is part of a much larger and integrated plan by Mr. Smith and Avalon Correctional Services to eventually attain substantial influence and control over Providence (to the economic disadvantage of our other shareholders) and gain entrée to a business with better growth prospects and governmental payer relationships than those of Avalon Correctional Services. The Avalon Group’s filings with the SEC, including the Avalon Consent Solicitation Statement, are silent as to their future plans regarding Providence should it be successful in having their proposals approved, thereby facilitating their ability to have its nominees elected at the 2009

Annual Meeting. We believe that additional information concerning the ultimate plans of Mr. Smith and the other members of the Avalon Group represents material information that our stockholders need to know, and are entitled to know, in order to make an informed decision on whether or not to consent.

DESPITE NOTIFYING PROVIDENCE THAT IT INTENDS TO INITIATE A PROXY CONTEST FOR REPRESENTATION ON THE PROVIDENCE BOARD, THE AVALON GROUP HAS NOT DISCLOSED THE IDENTITIES OR BACKGROUNDS OF ITS PROSPECTIVE NOMINEES.

On January 26, 2009, Michael N. Deitch, Providence’s Chief Financial Officer and Corporate Secretary, received a letter from Eric S. Gray, the in-house counsel at Avalon Correctional Services informing Providence that the Avalon Group intended to nominate persons for election to the Providence Board at our 2009 Annual Meeting. While this was not the first time that the Avalon Group indicated to us that they intended to seek representation on the Providence Board, this is the first time that we have received confirmation that the Avalon Group intended to conduct a proxy contest to have its candidates elected to the Providence Board at the 2009 Annual Meeting. As of the date of this Consent Revocation Statement, Providence has not received any information with respect to the identities or backgrounds of the prospective nominees being considered by the Avalon Group. We believe that the Avalon Group’s consent solicitation is intended to facilitate their contemplated proxy contest to have their prospective nominees elected to the Providence Board at the 2009 Annual Meeting by, among other things, allowing them to avoid being required to (i) complete customary questionnaires with respect to their background, affiliates, ownership interest in Providence common stock, legal proceedings (if any), and conflicts of interest (if any); (ii) represent and warrant to Providence that all information contained in such questionnaire is true and accurate; (iii) confirm to Providence that they are not party to any agreement or arrangement that would preclude them from being able to comply with their fiduciary duties under applicable law; and (iv) agree to comply with all of Providence’s corporate governance, conflicts of interest, confidentiality, securities ownership, stock trading and other policies. Given that the Avalon Group has notified Providence that it plans to engage in a proxy contest seeking representation on the Providence Board at the 2009 Annual Meeting, we believe that the Avalon Group should disclose the identities and provide biographical and other background information with respect to their prospective nominees, including, but not limited to, any of the information concerning such nominees that the Avalon Group would be required to be disclose, pursuant to Regulation 14A of the Exchange Act, if one of the Avalon Proposals was seeking consent of stockholders to elect such nominees. We believe that the identities of Avalon Group’s prospective nominees and biographical and other background information with respect thereto represent material information that stockholders need to know, and are entitled to know, in order to make an informed decision on whether or not to consent.

WE BELIEVE THAT THE INTERESTS OF DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP ARE NOT ALIGNED WITH THOSE OF ALL STOCKHOLDERS.

Contrary to the assertion made by the Avalon Group in the Avalon Consent Solicitation Statement, we do not believe that the interests of the Avalon Group are completely aligned with the interests of ALL Providence stockholders. We believe that the ulterior motive for the Avalon Group’s consent solicitation is to facilitate their ability to conduct a future proxy contest against Providence and to, ultimately, assert substantial influence and control over Providence. In addition, since first becoming a stockholder of Providence in October 2008, the members of the Avalon Group have acted in ways that would suggest that their interests are not completely aligned with those of other stockholders. As an example of the foregoing, we call the attention of stockholders to the self-interested Avalon Investment Proposal that the Avalon Group submitted to us on November 25, 2008, which is described in more detail above, that contemplated us agreeing to allow them to exchange $5.0 million in face value of our convertible notes (which, in recent months, have traded for a significant discount to face value) for $5.0 million worth of newly-designated voting preferred shares, convertible into shares of our common stock. These preferred shares had the potential, if converted at the time of the proposal, to result in the Avalon Group acquiring more than 14% of Providence’s outstanding shares of common stock (based upon 12,313,261 shares of Providence common stock outstanding as of September 30, 2008) upon conversion, which when added to the 18.6% ownership stake that they already then had, could have caused the Avalon Group to own in excess of 30% of our outstanding shares. We also believe that such a transaction, in addition to substantially increasing the Avalon Group’s equity ownership in Providence, would (i) be dilutive, unfair and economically disadvantageous to the other Providence stockholders, and (ii) provide the Avalon Group with voting rights in Providence disproportionate to their economic investment, which is currently only approximately $3.1 million.

WE BELIEVE THAT DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP HAVE TARGETED PROVIDENCE FOR THEIR OWN SELF-SERVING AGENDA.

We believe that Mr. Smith and the other members of the Avalon Group have not fully disclosed what their true agenda is if they are successful in their consent solicitation. We believe that such information represents material information that stockholders need to know, and are entitled to know, in order to make an informed decision on whether or not to consent.

DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP HAVE YET TO PROVIDE CONCRETE PLANS OR PROPOSALS TO ENHANCE STOCKHOLDER VALUE.

Since early November of last year, after learning that the Avalon Group had accumulated approximately 18.6% of Providence’s common stock, we have sought to constructively engage with Mr. Smith and the other members of the Avalon Group, even reluctantly holding an in-person meeting with them at our corporate offices notwithstanding our significant concerns and reservations about engaging in discussions with them due to, among other things, the colorful history of Avalon Correctional Services as an operator of a water park, de-certified mental health facilities and community corrections programs and its adversarial relationships with various regulatory and payer organizations. Despite our various interactions with members of the Avalon Group, either in-person, by telephone, or otherwise, neither Mr. Smith nor any of the other members of the Avalon Group have identified any potential initiatives that we believe have the potential to enhance value for ALL Providence stockholders. The only suggestion that we received from the Avalon Group was the self-interested Avalon Investment Proposal discussed above in which it suggested that we permit them to exchange $5.0 million in face value of our convertible notes (which, in recent months, have traded at a significant discount to their face value) for $5.0 million of newly-designated preferred shares having numerous special preferences, privileges and rights, including the right to name two directors to the Providence Board, an 8.5% preferential annual dividend, and other voting and liquidation preferences, all of which would be significantly superior to those enjoyed by the holders of Providence common stock. Far from enhancing stockholder value for ALL Providence stockholders, such a transaction, in addition to substantially increasing the Avalon Group’s equity ownership in Providence, would (i) be dilutive, unfair and economically disadvantageous to the other Providence stockholders, and (ii) provide the Avalon Group with voting rights in Providence disproportionate to their economic investment, which is currently only approximately $3.1 million.

Unlike Mr. Smith and other members of the Avalon Group, the Providence Board is taking concrete actions to enhance stockholder value. In early November, we announced that Providence was focusing on several strategic options to enhance stockholder value and considering several strategic options relating to, among other things, delevering our debt, growing our core social services business and selling certain of our non-strategic assets. Providence also announced that we have retained UBS Investment Bank to serve as our financial advisor in connection with our plan to sell such non-strategic assets.

We believe that the undisclosed plans and proposals of Mr. Smith and the other members of the Avalon Group for enhancing stockholder value represent material information that Providence stockholders need to know, and are entitled to know, in order to make an informed decision on whether or not to consent.

WE BELIEVE THAT DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP ARE ATTEMPTING TO OBFUSCATE THE PARTICIPATION IN THEIR CONSENT SOLICITATION BY AVALON CORRECTIONAL SERVICES.

We believe that Mr. Smith and the other members of the Avalon Group are attempting to obfuscate their connection to Avalon Correctional Services. Contrary to our understanding of the requirements of Rule 13d-1 of the Exchange Act and Schedule 13D, the initial Schedule 13D filed by the Avalon Group did not include Avalon Correctional Services as a reporting person and did not include any of the background information on Avalon Correctional Services that would have been required pursuant to Item 2 of Schedule 13D had Avalon Correctional Services been included as a reporting person. As was the case with the Schedule 13D, the Avalon Consent Solicitation Statement also obfuscates the connection between the members of the Avalon Group and Avalon Correctional Services. It accomplishes this by omitting Avalon Correctional Services as one of the persons filing the Avalon Consent Solicitation Statement and by not including Avalon Correctional Services as one of the named participants in the solicitation in violation of the requirements of Regulation 14A of the Exchange Act.

Given the history of Avalon Correctional Services, we believe that these omissions by the Avalon Group are not coincidental and suggest that the Avalon Group is attempting to minimize its connection to Avalon Correctional Services. We call the attention of stockholders to the following:

•	Avalon Correctional Services is a publicly-traded company with its shares traded on the “pink sheets.”

•

In February 2005, after being threatened with a delisting action by Nasdaq, Avalon Correctional Services intentionally delisted from Nasdaq and terminated the registration of its shares under the Exchange Act so as to avoid being required to comply with Nasdaq’s corporate governance and other listing requirements and the corporate governance and other provisions of the Sarbanes-Oxley Act.

•

Avalon Correctional Services and Mr. Smith are also defendants in a recent lawsuit filed in the United States District Court for the Western District of Oklahoma by a stockholder of Avalon Correctional Services alleging breaches of fiduciary duty by Mr. Smith due to, among other things, the various related-party transactions that he has engaged in with Avalon Correctional Services.

•

Avalon Correctional Services (and its predecessor Avalon Community Services, Inc.) also has a history of adversarial relationships with various governmental regulatory and payer organizations, including, by way of example, those described below:

•

In 1995, at a time when Avalon Correctional Services operated residential care and outpatient mental health operations, the Oklahoma Department of Mental Health halted funding of certain residential care facilities operated by Avalon Correctional Services following the occurrence of a number of tragic incidents at these facilities. We believe this eventually led, at the end of 1996, to Avalon Correctional Services discontinuing its residential care and outpatient mental health operations.

•

In addition to its problems in Oklahoma, Avalon Correctional Services has had a challenging relationship with the Colorado Department of Public Safety, Division of Criminal Justice, Office of Community Corrections culminating in a series of highly critical audits in 2007. We believe that these audits eventually caused Avalon Correctional Services to cease operating correctional facilities in Colorado.

We believe that further disclosure in the Avalon Consent Solicitation Statement of the involvement of Avalon Correctional Services in the Avalon Group’s consent solicitation and its history and background represents material information that stockholders need to know, and are entitled to know, in order to make an informed decision on whether or not consent.

WE BELIEVE THAT THE AVALON CONSENT PROPOSALS WOULD HAVE THE EFFECT OF NULLIFYING OR REPEALING PROVISIONS OF THE PROVIDENCE BYLAWS THAT PROTECT AND SAFEGUARD THE INTERESTS OF ALL OF OUR STOCKHOLDERS FROM DISSIDENT STOCKHOLDERS THAT WOULD SEEK TO USURP CORPORATE RESOURCES TO ADVANCE NARROW INTERESTS.

The Providence Bylaws include various provisions intended for the protection of ALL stockholders. They attempt to strike the proper balance between providing stockholders with a significant and substantial ability to participate in the governance of Providence and protecting the interests of all stockholders from a dissident stockholder that would seek to usurp limited company resources to advance narrow interests or personal agendas and distract Providence and our management team from their focus on the enhancing stockholder value.

We believe that many of the Avalon Consent Proposals would have the effect of allowing dissident stockholders, such as the Avalon Group which is a relatively new stockholder in Providence (first share acquired on October 24, 2008) and which may hold large positions temporarily and not share our long-term view of how to best enhance value for ALL Providence stockholders and what is in the best interest of ALL Providence stockholders, to either target incumbent directors for reasons other than their performance on the Providence Board or to usurp Providence’s limited resources to advance narrow or special causes that have little or no benefit to the other stockholders of Providence and are not in best interests of Providence and its broader stockholder base.

Set forth below are each of the Avalon Consent Proposals, each of which seeks amendments to the Providence Bylaws, and the reasons why the Providence Board believes that each of these proposals is not in the best interest of Providence or our stockholders.

Proposal 1	WHAT THE AVALON GROUP IS PROPOSING: “To provide that vacancies and newly-created directorships may be filled either by the vote of stockholders or by the affirmative vote of 75% of the directors then in office.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

Article II, Section 2.04 of the Providence Bylaws provides that vacancies in the Providence Board shall be filled by the remaining members of the Providence Board and that newly-created directorships resulting from an increase in the number of directors shall be filled by the Providence Board unless the Providence Board fails to do so, in which case the stockholders may fill newly-created directorships at an annual or special meeting of stockholders.

The Avalon Group is seeking to amend the Providence Bylaws to provide that vacancies and newly-created directorships on the Providence Board may be filled either by the stockholders or by the affirmative vote of 75% of the directors then in office.

If adopted and implemented, this Avalon Consent Proposal would impose an unwarranted supermajority requirement on the Providence Board and could unduly interfere with the functioning of the Providence Board. A dissident stockholder, such as the Avalon Group which is a relatively new stockholder in Providence (first share acquired on October 24, 2008), may hold large positions in Providence temporarily and may not share our long-term view of how to best enhance value for ALL Providence stockholders and what is in the best interest of ALL Providence stockholders, could gain representation on the Providence Board and then use such representation to prevent the other directors from being able to timely fill vacancies on the Providence Board.

This Avalon Consent Proposal also contemplates, as an alternative to the Providence Board filling its vacancies by a supermajority vote, that stockholders could fill such vacancies. That would entail either an action by written consent or a special meeting of stockholders. Irrespective of how the stockholders would be asked to vote, what the Avalon Consent Proposal is contemplating is a very expensive and time-consuming affair because of the legal costs in preparing disclosure documents, printing and mailing costs and, in the case of a special meeting, the time commitment required of the Providence Board and members of senior management to prepare for and conduct the meeting. We believe that taking actions by written consent or calling special meetings of stockholders are extraordinary events that should only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. We believe that allowing a dissident stockholder, such as the Avalon Group, to require Providence to ultimately take action by written consent or call a special meeting of stockholders to fill a vacancy on the Providence Board could impose substantial administrative and financial burdens on Providence, and significantly disrupt the proper functioning of the Providence Board.

We believe that the current provision of the Providence Bylaws that provides that vacancies in the Providence Board shall be filled by the remaining members of the Providence Board and that avoids the need for action by written consent or special meeting of stockholders, is an appropriate corporate governance provision for a public company of our size.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 2	WHAT THE AVALON GROUP IS PROPOSING: “To provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

The Avalon Group is seeking to amend the Providence Bylaws to add a new Article I, Section 1.07 thereof, which would require Providence to reimburse a dissident stockholder for expenses incurred in connection with nominating one or more candidates in a contested election of directors to the Providence Board if such dissident stockholder succeeds in having one or more of its nominees elected to the Providence Board.

Providence recommends that you not consent to this Avalon Consent Proposal. The Providence Bylaws, like those of most public companies, do not contain a provision for the reimbursement of expenses associated with running a dissident slate.

This Avalon Consent Proposal asks the stockholders to adopt a standard for reimbursing a dissident for his incurred expenses in connection with a proxy contest that the Providence Board believes is inconsistent with Delaware law because it would require the Providence Board to act or not act in a fashion that would limit the exercise of its fiduciary duties and because the proposed provision contains no language that would reserve to the directors their full power to exercise their fiduciary duty to decide whether it would be appropriate, in a specific case, to award reimbursement at all.

In addition to our belief that this Avalon Consent Proposal is inconsistent with Delaware law, we also believe that it should be rejected for the following reasons:

•	The Providence Board is charged with choosing director nominees that represent the interests of all of Providence’s stockholders, and it seeks candidates who will promote long-term stockholder value for all. To impose upon Providence the obligation to pay for the proxy contests of dissident stockholders, such as the Avalon Group, without regard to the fitness or suitability of its director candidates, would, in our view, not represent a good corporate governance practice.

•

We do not believe that encouraging proxy contests by dissident stockholders, such as the Avalon Group, which are designed to elect representatives of specific, narrowly-focused constituencies is in the best interest of Providence and its broader base of stockholders.

•

We believe that encouraging proxy contests by dissident stockholders, that may target incumbent directors for reasons other than their performance on the Providence Board, may deter capable men and women from agreeing to join the Providence Board. The Providence Board believes that some attractive director candidates would not be interested in standing for election to the Board if they believe that the nominating process will give rise to frequent proxy contests. Hence, adoption of this Avalon Consent Proposal could impair our ability to attract accomplished candidates to serve on the Providence Board as directors.

•

We also believe that requiring Providence to fund proxy contests by dissident stockholders, such as the Avalon Group, that may advocate narrow or special interests is counterproductive and not in the best interests of Providence or its broader stockholder base.

•

We believe that enhancing long-term stockholder value requires a disciplined and prudent approach to the use of corporate funds and that any expenditure of corporate funds must be carefully scrutinized in light of a broad range of opportunities and financial obligations that can materially affect the prospects of Providence. As such, we do not believe that funding proxy contests by dissident stockholders, such as the Avalon Group, is the most prudent way for us to enhance stockholder value.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 3	WHAT THE AVALON GROUP IS PROPOSING: “To provide for majority voting in the election of directors in uncontested elections.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

The Avalon Group is seeking to amend the Providence Bylaws to adopt majority voting in uncontested director elections. The directors of Providence are currently elected by plurality vote, the default voting standard under Delaware law. Pursuant to a plurality voting standard, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority of all votes cast (including those withheld).

Under this Avalon Consent Proposal, a director will not be validly elected in an uncontested director election unless a majority of the votes cast for the director are voted in favor of the election of the director. In addition, under this Avalon Consent Proposal, in order for any incumbent director to become a nominee of the Providence Board for further service on the Providence Board, such person must submit an irrevocable resignation, contingent upon (i) that person not receiving a majority of the votes cast in an election that is not a contested election, and (ii) acceptance of that resignation by the Providence Board in accordance with the policies and procedures that would be adopted by the Providence Board for such purpose.

The Providence Board has considered this Avalon Consent Proposal and does not believe that majority voting would serve the interests of ALL Providence stockholders. Under this Avalon Consent Proposal, a dissident stockholder, such as the Avalon Group which is a relatively new stockholder in Providence (first share acquired on October 24, 2008), may hold large positions temporarily and may not share our long-term view of how to best enhance value for ALL Providence stockholders and what is in the best interest of ALL Providence stockholders, could mount a campaign in which a director that would otherwise be elected pursuant to plurality voting, the current voting standard for the election of directors and the default standard under Delaware law, is targeted for reasons other than his performance on the Providence Board and, due to the failure of such director to receive a majority of the votes cast, would not be elected to the Providence Board.

This Avalon Consent Proposal would also compel the resignations of incumbent directors who have not received a majority of the votes cast in an election. While this Avalon Consent Proposal ostensibly would provide the Providence Board with some discretion as to whether to ultimately accept such resignation, it would also require, in the event that the resignation is rejected, public disclosure of the rationale of the Providence Board in making such a decision. In effect, the Providence Board, which is committed to acting in the best interests of, and being accountable to, ALL Providence stockholders would have the “Hobson’s Choice” of accepting the director’s resignation or disregarding what would appear on the surface to reflect the “will of stockholders,” when in effect, a director’s failure to obtain a majority vote may only reflect the will of a narrow interest of ONE dissident stockholder, such as the Avalon Group, that has targeted that director for reasons other than the director’s performance on the Providence Board. Under these circumstances, the Providence Board would not have a realistic opportunity to decide whether (i) the director’s experience was vital to one of the committees of the Providence (e.g., a financial expert on the Audit Committee) or was particularly helpful to the Providence Board (e.g., special expertise in the social services industry), or (ii) the sudden resignation of one or more directors would materially impair the effective functioning of the Providence Board.

We are concerned that with that the majority voting standard for the election of directors that compels the resignation of directors who do not receive the requisite vote, as contemplated by this Avalon Consent Proposal, may deter capable men and women from agreeing to join the Providence Board. The Providence Board believes that some attractive director candidates would not be interested in standing for election to the Providence Board if they believe that they could, in the future, be compelled to resign for reasons other than their performance on the Providence Board. Hence, adoption of this Avalon Consent Proposal could impair the ability of the Providence Board to attract accomplished candidates to serve Providence as directors.

In addition to being extremely disruptive to the effective functioning of the Providence Board and potentially discouraging capable men and women from agreeing to join the Providence Board, we believe that a majority voting standard, such as the one contemplated by the Avalon Consent Proposal, would give a dissident stockholder such as the Avalon Group a disproportionate amount of power to influence the future composition of the Providence Board and the ability, by being able to threaten a withhold campaign, to advance special causes and narrow interests that are not in the best interests of Providence and ALL Providence stockholders. We continue to believe that Providence and its stockholders are best served by the current system of plurality voting. We believe our current system is more effective in representing the interests of ALL Providence stockholders over the long term.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 4	WHAT THE AVALON GROUP IS PROPOSING: “To reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders from 50% to 25% and eliminate the additional limitations imposed on the stockholders’ ability to call special meetings by the Board’s recent amendments to the Bylaws.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

Article I, Section 1.03 of the Providence Bylaws permits stockholders of record of shares representing at least fifty percent (50%) of the combined voting power of then outstanding shares of common stock of Providence entitled to vote in the election of directors to submit a request that a special meeting be called (a “Special Meeting Request”). In addition to requiring a minimum ownership threshold to be satisfied to deliver a Special Meeting Request, the Providence Bylaws prescribe certain procedural safeguards with respect to such Special Meeting Request. Such procedural safeguards include informational provisions that are similar to those for stockholders submitting proposals to be considered at annual stockholder meetings, which provide a mechanism for Providence to determine that the requesting persons are, in fact, stockholders of Providence and hold the requisite percentage of shares. The procedural safeguards also require the requesting holders to continue to hold the requisite percentage of shares through the date of the special meeting to ensure that the requesting stockholders maintain an investment interest in Providence through the meeting date. In addition, the procedural safeguards provide that a Special Meeting Request cannot relate to an item of business that was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by Providence of such Special Meeting Request. The Providence Board believes that these procedural safeguards strike the appropriate balance between giving a dissident stockholder, such as the Avalon Group, the ability to request an unlimited number special stockholder meetings, particularly on the same subject, and protecting the resources of Providence and the interests of ALL Providence stockholders.

This Avalon Consent Proposal is seeking to amend the Providence Bylaws to (i) permit stockholders with collectively only twenty-five percent (25%) or more of the outstanding shares to call special meetings of stockholders, and (ii) eliminate the procedural safeguards that are included in the Providence Bylaws with respect to Special Meeting Requests. Accordingly, this Avalon Consent Proposal would permit a dissident stockholder, such as the Avalon Group, to require more than one special meeting on the same subject, without any limitation on the number of times within any period that such special meetings must be held. In addition, this Avalon Consent Proposal provides no mechanism, and limits the ability of the Providence Board to put in place a mechanism, to verify that the persons requesting a special meeting of stockholders are in fact stockholders in Providence.

A special meeting of stockholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the Providence Board and members of senior management to prepare for and conduct the meeting. Calling special meetings of stockholders is not a matter to be taken lightly, and should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

If adopted and implemented, we believe that this Avalon Consent Proposal would allow ONE dissident stockholder, such as the Avalon Group, to impose substantial administrative and financial burdens on Providence, and significantly disrupt the conduct of the Providence’s business, as it seeks to advance its own narrow interests and agenda and pursue goals that may not be in the best interests of Providence and its broader stockholder base.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 5	WHAT THE AVALON GROUP IS PROPOSING: “To limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

Article I, Section 1.05 of the Providence Bylaws permit adjournments of stockholders’ meetings to be called by the chairman of the meeting or the holders of a majority of the votes entitled to be cast by stockholders who are present in person or by proxy at the meeting, whether or not a quorum exists.

This Avalon Consent Proposal seeks to limit the chairman’s ability to adjourn a meeting when a quorum is present.

We believe that the chairman of the meeting should, in all cases, have the authority to adjourn a meeting of stockholders, whether or not a quorum exists. This Avalon Consent Proposal could effectively deprive the Providence Board of its ability to seek an adjournment in all appropriate circumstances, such as in order to revise a proxy statement or other solicitation materials previously delivered to stockholders that subsequently must be amended to reflect a subsequent change in circumstances or material new developments, or otherwise might require additional disclosures, in order for the stockholders to be given a full and fair opportunity to make an informed decision regarding any of the matters presented.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 6	WHAT THE AVALON GROUP IS PROPOSING: “To eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

The Providence Bylaws require advance notice of (i) any business which a stockholder proposes to bring at an annual meeting of stockholders and (ii) any nominations of persons for election to the Providence Board which a stockholder proposes to bring at an annual or special meeting of stockholders. The notice required in each case must contain detailed information with respect to the stockholder proposing the business or nominee and with respect to the business or nominee to be considered at the annual or special meeting, as the case may be.

This Avalon Consent Proposal seeks to amend the Providence Bylaws to eliminate the advance notice provisions altogether notwithstanding that advance notice provisions are very common provisions in the bylaws of public reporting companies.

Advance notice provisions provide the following benefits:

•	Advance notice provisions allows for a more orderly process for conducting an annual or special meeting of stockholders;

•

Advance notice provisions provide the Providence Board with an opportunity to inform stockholders of any business proposed to be conducted at a meeting of stockholders and to make informed recommendations or present alternatives to stockholders regarding such business;

•

Advance notice provisions provide the Providence Board with an opportunity to consider the qualifications and suitability of any proposed nominees and to make informed recommendations about such proposed nominees; and

•

Advance notice provisions enable stockholders to be in a better position to determine whether they will attend a meeting of stockholders or grant a proxy to the Providence Board with respect to such business.

We believe that the absence of any advance notice provisions, as is contemplated by this Avalon Consent Proposal, would facilitate the ability of a dissident stockholder, such as the Avalon Group, to be able to conduct a proxy contest against Providence, in connection with an annual or special meeting of stockholders, such that the Providence Board would have a limited opportunity to fully and properly inform stockholders of Avalon Group’s proposed agenda for such meeting, including relevant biographical, background, and other information with respect to qualifications and suitability, concerning any nominees being proposed by the Avalon Group. As discussed above, the Avalon Group notified us on January 26, 2009 that it intends to conduct a proxy contest in connection with the 2009 Annual Meeting to seek representation on the Providence Board.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 7	WHAT THE AVALON GROUP IS PROPOSING: “To eliminate the additional requirements imposed on persons nominated for election to the Board by the Board’s recent bylaw amendments, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into an undisclosed “Prospective Director Agreement,” which can only be obtained by requesting it from the Company.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

Article II, Section 2.03 of the Providence Bylaws requires each director and nominee for election as a director to the Providence Board to deliver to Providence’s Corporate Secretary a Questionnaire and a Director Agreement. Among the representations and agreements required by the Director Agreement are the following:

•	That each incumbent and prospective director represent that the responses supplied in the Questionnaire are true, accurate and complete to his or her best knowledge and belief;

•

If, at any time after the date that the Questionnaire is executed by the incumbent or prospective director, as the case may be, any change occurs which would render any of the information supplied or statements made in the Questionnaire untruthful, inaccurate, misleading or incomplete in any respect, the incumbent or prospective director, as the case may be, agrees to immediately advise Providence’s Corporate Secretary in writing of such changes and the details thereof;

•

That each incumbent and prospective director disclose whether such individual is a party to any commitment or assurance with any person or entity as to how such individual, if such individual is currently a director or is subsequently elected as a director of Providence, would act or vote on any issue or question (a “Voting Commitment”);

•

That each incumbent and prospective director confirm that he or she is not and will not become a party to any Voting Commitment that could limit or interfere with his or her ability to comply, if currently a director or subsequently elected as a director of Providence, with his or her duties as a director under Delaware law, and other applicable law;

•

That each incumbent and prospective director confirm that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Providence with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of Providence that has not been disclosed to Providence; and

•

That each incumbent and prospective director agree to comply with, all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of Providence.

This Avalon Consent Proposal seeks to amend the Providence Bylaws to eliminate the requirements contained therein that persons nominated for election to the Providence Board deliver the Questionnaire and enter into the Director Agreement.

The Providence Board considers it essential, and consistent with its commitment to foster and promote good governance principles and an environment free of conflicts of interest, for it to solicit and obtain the information and representations to be furnished through the Questionnaire and the Director Agreement. The Providence Board believes that the Questionnaire and the Director Agreement should be an integral part of the director nomination process in order to facilitate Providence’s goal of ensuring that nominees for director are free of conflicts of interest that could prevent the nominee from complying with their fiduciary duties under applicable law and acting in the best interest of Providence and ALL Providence stockholders.

The Providence Board also seeks to ensure with the Director Agreement that, given Providence’s status as a Nasdaq-listed public reporting company that is subject to compliance with various corporate governance and other requirements imposed by Nasdaq and the SEC, including the Sarbanes-Oxley Act, that all incumbent and prospective directors understand that they will be expected to comply with all corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of Providence.

We note that the Avalon Group notified Providence in writing on January 26, 2009 that it intended to nominate persons for election at directors at the 2009 Annual Meeting and requested copies of the Questionnaire and the Director Agreement. On January 30, 2009, Providence replied to such correspondence and delivered to the Avalon Group copies of the Questionnaire and the Director Agreement. To date, Providence has not received back from the Avalon Group a completed Questionnaire or an executed Director Agreement. We believe that this Avalon Consent Proposal suggests that the Avalon Group is seeking to avoid being required to complete the Questionnaire and execute the Director Agreement.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 8	WHAT THE AVALON GROUP IS PROPOSING: “To eliminate the additional procedural requirements imposed on stockholders proposing to act by written consent by the Board’s recent Bylaw amendments.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

Article V, Section 5.02 of the Providence Bylaws provides a procedure for how the Providence Board would set the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting. This provision of the Providence Bylaws provides that any person seeking to have the stockholders take action by written consent would submit a written request to the Providence Board requesting that it fix a record date for such purpose. The Providence Board would then have ten (10) days to fix a record date for such purpose which would be no more than ten (10) days after the date of the resolution fixing the record date that is adopted by the Providence Board.

This Avalon Consent Proposal would eliminate the procedure contained in the Providence Bylaws with respect to how the Providence Board would set the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting.

The effect of this Avalon Consent Proposal would mean that no prior action would be required by the Providence Board to fix a record date for determining stockholders entitled to express consent to corporate action in writing without a meeting. In such a case, the record date for such an action would be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to Providence.

We believe that the Avalon Consent Proposal if adopted would encourage the further use of consent solicitations by a dissident stockholder, such as the Avalon Group, by giving it the ability to initiate a consent solicitation with little advance notice to Providence. We do not believe encouraging the further use of consent solicitations by dissident stockholders, such as the Avalon Group, is in the best interests of stockholders for the following reasons:

•

We believe that facilitating and encouraging further consent solicitations would allow narrow constituencies of stockholders to unleash an unlimited number of consent solicitations against Providence whenever they deem it beneficial to advancing their own interests or agenda;

•

We believe that facilitating and encouraging further consent solicitations would provide narrow constituencies of stockholders with a voice in Providence’s affairs that is disproportionate to their economic investment in Providence;

•	We believe that facilitating and encouraging further consent solicitations would encourage self-interested actions by one or a few stockholders;

•	We believe that facilitating and encouraging further consent solicitations would cause Providence to incur significant fees and expenses associated with defending itself against such an action; and

•

We believe that facilitating and encouraging further consent solicitations would have the effect of significantly disrupting the conduct of Providence’s business and a significant diversion of time and focus for the Providence Board, senior management and other employees from the day-to-day operations of Providence.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

Proposal 9	WHAT THE AVALON GROUP IS PROPOSING: “To provide that any decision by the Board to repeal, alter or amend any bylaw adopted by the stockholders of the Company shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.”

The Providence Board recommends that you not consent to this Avalon Consent Proposal.

Pursuant to Delaware law and Article VI, Section 6.02 of the Providence Bylaws, the stockholders have the power to adopt, amend or repeal the Providence Bylaws. In addition, because Providence’s Second Amended and Restated Certificate of Incorporation confers such power, the Providence Board also has the power to adopt, amend or repeal the Providence Bylaws.

The Avalon Group is seeking to amend the Providence Bylaws to provide that any decision by the Providence Board to repeal, alter or amend any bylaw adopted or amended by the stockholders of Providence shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.

If adopted, this Avalon Consent Proposal would impose an unwarranted supermajority requirement on the Providence Board with respect to amendments to the Providence Bylaws. The Providence Board believes that the authority to adopt, amend or repeal the Providence Bylaws should be a shared authority between the Providence Board and the stockholders. This concurrent authority permits the Providence Board to be responsive to housekeeping as well as substantive matters regarding Providence’s operations, while at the same time giving stockholders the power to effect changes should they choose to do so. Nevertheless, the imposition of a 75% supermajority requirement on the Providence Board could provide a significant impediment to the Providence Board in attending to its fiduciary obligations and could provide substantial leverage to a dissident stockholder, such as the Avalon Group, which is a relatively new stockholder in Providence, may hold large positions in Providence temporarily and may not share our long-term view of how to best enhance value for ALL Providence stockholders and what is in the best interest of ALL Providence stockholders.

We believe that this supermajority voting requirement could allow ONE dissident stockholder, such as the Avalon Group, to obtain stockholder approval of an amendment to the Providence Bylaws that advances only its narrow interests and serves only its narrow constituency, and then prevent the Providence Board from being able to repeal, amend or modify it, even if such amendments are necessary for the Providence Board to (i) act in the interest of ALL Providence stockholders, (ii) comply with their fiduciary duties under applicable law, or (iii) conform such amendment to current law.

We are also concerned that a dissident stockholder, such as the Avalon Group, could gain representation to the Providence Board and then use such representation to prevent the other directors from being able to make necessary amendments to the Providence Bylaws on a timely basis, even if such amendments are necessary for the Providence Board to (i) act in the best interest of ALL Providence stockholders, (ii) comply with their fiduciary duties under applicable law, or (iii) conform such amendment to current law.

For these reasons, the Providence Board believes that adoption of this Avalon Consent Proposal is NOT in the best interests of Providence and ALL Providence stockholders.

THE PROVIDENCE BOARD URGES YOU

NOT TO CONSENT TO THIS AVALON CONSENT PROPOSAL

* * *

FOR ALL OF THE FOREGOING REASONS, THE PROVIDENCE BOARD STRONGLY BELIEVES THAT THE SOLICITATION BEING UNDERTAKEN BY DONALD E. SMITH AND THE OTHER MEMBERS OF THE AVALON GROUP IS NOT IN THE BEST INTERESTS OF PROVIDENCE’S STOCKHOLDERS.

WE URGE STOCKHOLDERS TO REJECT THE AVALON GROUP’S CONSENT SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

DO NOT DELAY. IN ORDER TO ENSURE THAT THE EXISTING BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE SIGN, DATE AND RETURN THE GOLD CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

Q:	WHO IS MAKING THIS SOLICITATION?

A:	Your Board of Directors.

Q:	WHAT ARE WE ASKING YOU TO DO?

A:	You are being asked to revoke any consent that you may have delivered in favor of the nine proposals described in the Avalon Consent Solicitation Statement.

Q:	IF I HAVE ALREADY DELIVERED A CONSENT, IS IT TOO LATE FOR ME TO CHANGE MY MIND?

A:	No. Until the requisite number of duly executed, unrevoked consents are delivered to Providence in accordance with Delaware law and Providence’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a GOLD Consent Revocation Card, as discussed in the following question.

Q:	WHAT IS THE EFFECT OF DELIVERING A GOLD CONSENT REVOCATION CARD?

A:	By marking the “YES, REVOKE MY CONSENT” boxes on the enclosed GOLD Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Avalon Group. Even if you have not previously submitted a consent card, Providence urges you to submit a GOLD Consent Revocation Card as described above. Although submitting a GOLD Consent Revocation Card will not have any legal effect if you have not previously submitted a consent card, Providence urges to you submit a GOLD Consent Revocation Card because it will help Providence keep track of the progress of the consent process.

Q:	WHAT SHOULD I DO TO REVOKE MY PRIOR CONSENT?

A:	Mark the “YES, REVOKE MY CONSENT” boxes next to each proposal listed on the GOLD Consent Revocation Card. Then, sign, date and return the enclosed GOLD Consent Revocation Card today in the envelope provided. It is important that you date the GOLD Consent Revocation Card when you sign it.

Q:	WHAT HAPPENS IF I DO NOTHING?

A:	If you do not send in any consent the Avalon Group may send you and do not return the enclosed GOLD Consent Revocation Card, you will effectively be voting AGAINST the Avalon Consent Proposals.

Q:	WHAT IS YOUR BOARD’S POSITION WITH RESPECT TO THE AVALON CONSENT PROPOSALS?

A:	Your Board has unanimously determined that the Avalon Consent Proposals are not in the best interests of Providence stockholders and that stockholders should reject the proposals. Your Board’s reasons and recommendations are contained in the section entitled “Reasons to Reject the Avalon Group’s Consent Solicitation Proposals.”

Q:	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A:	Your Board strongly believes that the solicitation being undertaken by the Avalon Group is NOT in the best interests of the Providence stockholders. Your Board opposes the solicitation by the Avalon Group and urges stockholders to REJECT the solicitation and REVOKE any consent previously submitted.

Q:	WHO IS ENTITLED TO CONSENT, WITHHOLD CONSENT OR REVOKE A PREVIOUSLY GIVEN CONSENT WITH RESPECT TO THE AVALON CONSENT PROPOSALS?

A:	In accordance with Delaware law and the Providence Bylaws, the Board set [ — ], 2009 as the Record Date for the determination of stockholders entitled to execute, withhold or revoke consents relating to the Avalon Consent Proposals. Only stockholders of record as of the close of business on [ — ], 2009 may execute, withhold or revoke consents with respect to the Avalon Consent Proposals.

Q:	WHAT IF I HOLD MY SHARES IN STREET NAME?

A:	If you hold your shares in “street name” with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to revoke a consent with respect to your shares of common stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to revoke your consent to the Avalon Consent Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided with the enclosed GOLD Consent Revocation Card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be provided with the enclosed GOLD Consent Revocation Card. Providence urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Providence, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155 so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Q:	IF I SUBMIT A GOLD CONSENT REVOCATION CARD REVOKING MY PRIOR CONSENT, CAN I SUBSEQUENTLY REVOKE SUCH CONSENT REVOCATION?

A:	If you change your mind after submitting a consent revocation on the enclosed GOLD Consent Revocation Card, you can submit a later dated consent to the Avalon Group thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to the Avalon Group would have the effect of revoking the earlier dated consent revocation delivered to Providence.

Q:	WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE SOLICITATION?

A:	Please call Innisfree M&A Incorporated, the firm assisting us in soliciting the revocation of consents, toll free at (888) 750-5834. Banks and brokerage firms should call collect at (212) 750-5833.

THE CONSENT PROCEDURE

Voting Securities and Record Date

With respect to a written consent of stockholders, only stockholders of record on a record date set pursuant to the Providence Bylaws are able to execute, withhold or revoke such consents. Under the

Providence Bylaws, the Board may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date may not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board. Under the Providence Bylaws, if the Board does not fix a record date in response to a request within ten (10) days of such request, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Providence in accordance with the Providence Bylaws unless prior action by the Board is required under the DGCL, in which case the record date will be the close of business on the day on which the Board fixes a record date. The Avalon Group made a request on February [        —        ], 2009, that the Board fix a record date for the Avalon Consent Solicitation. In accordance with Delaware law and the Providence Bylaws, the Board has set [        —        ], 2009 as the Record Date for the Avalon Consent Solicitation. As of the Record Date, Providence had [        —        ] shares of common stock outstanding. Each share of Providence’s outstanding common stock as of the Record Date will be entitled to one vote per share.

Only stockholders of record as of the Record Date are eligible to execute, withhold and revoke consents in connection with the Avalon Consent Proposals. Record holders may revoke their consent by mailing in a properly executed GOLD Consent Revocation Card. If any shares of common stock that you own on the Record Date were held for you in “street name” meaning such shares were held in an account with a bank, broker firm, dealer or trust company or by some other nominee, you are not entitled to vote such shares directly, but rather must give instructions to your bank, broker firm, dealer, trust company or other nominee. Accordingly, it is critical that you promptly give instructions to revoke your consent to the Avalon Consent Proposals to your bank, broker firm, dealer, trust company or other nominee. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be provided with the enclosed GOLD Consent Revocation Card. Any abstention or failure to vote will have the same effect as voting against the Avalon Consent Proposals.

Effectiveness of Consents

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the registered office of Providence in the State of Delaware, our principal place of business or an officer or agent of Providence having custody of the book in which proceedings of meetings of stockholders are recorded. Our Second Amended and Restated Certificate of Incorporation does not prohibit stockholder action by written consent. Under Section 228 of the DGCL and the Providence Bylaws, the Avalon Consent Proposals will become effective if valid, unrevoked consents signed by the holders, as of the Record Date, of a majority of our outstanding shares of common stock are delivered to Providence within 60 days of the earliest-dated consent delivered to us.

Because the Avalon Consent Proposals could become effective before the expiration of the 60-day period, we urge you to act promptly to return the GOLD Consent Revocation Card.

Effect of GOLD Consent Revocation Card

A stockholder may revoke any previously signed consent by signing, dating and returning to Providence a GOLD Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to the Avalon Group. Stockholders are urged, however, to deliver all consent revocations to Providence, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155. We request that if a consent revocation is instead delivered to the Avalon Group, a copy of the consent revocation also be delivered to Providence c/o Innisfree M&A Incorporated, at the address set forth above, so that we will be aware of all consent revocations.

Unless you specify otherwise, by signing, dating and delivering the GOLD Consent Revocation Card, you will be deemed to have revoked your consent to all of the Avalon Consent Proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to Providence or to the Avalon Group or by delivering to the Avalon Group a subsequently dated WHITE consent card that the Avalon Group sent to you.

If you hold your shares in “street name” with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to revoke a consent with respect to your shares of common stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to revoke your consent to the Avalon Consent Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided with the enclosed GOLD Consent Revocation Card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be provided with the enclosed GOLD Consent Revocation Card. Providence urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Providence, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155 so that Providence will be aware of all instructions given and can attempt to ensure that such instructions are followed.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE AVALON GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE GOLD CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS CONSENT REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE GOLD CONSENT REVOCATION CARD WITH RESPECT TO ONE OR MORE OF THE AVALON CONSENT PROPOSALS, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

We have retained Innisfree to assist Providence in communicating with our stockholders in connection with the Avalon Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your GOLD Consent Revocation Card or any other questions, Innisfree will be pleased to assist you. You may call Innisfree, toll-free at (888) 750-5834. Banks and Brokerage Firms may also call Innisfree collect at (212) 750-5833.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any WHITE consent cards. Instead, you can reject the solicitation efforts of the Avalon Group by promptly completing, signing, dating and mailing the enclosed GOLD Consent Revocation Card to Providence, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155. Please be aware that if you sign a WHITE card but do not check any of the boxes on the card, you will be deemed to have consented to the Avalon Consent Proposals.

Results of this Consent Revocation Solicitation

Providence will retain an independent inspector of elections in connection with the Avalon Consent Solicitation. We intend to notify our stockholders of the results of the Avalon Consent Solicitation by issuing a press release, which we will also file with the SEC as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF CONSENT REVOCATIONS

Cost and Method

The cost of the solicitation of revocations of consent will be borne by Providence. We estimate that the total expenditures relating to our consent revocation solicitation (other than salaries and wages of officers and employees), but excluding costs of any litigation related to the solicitation, will be approximately $[    —    ], of which approximately $[    —    ] has been incurred as of the date hereof. In addition to solicitation by mail, directors and officers of Providence may, without additional compensation, solicit revocations by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication.

Providence has retained Innisfree as its proxy solicitor, at an estimated fee of $[    —    ], plus reasonable out-of-pocket expenses incurred on our behalf, to assist in the solicitation of consent revocations. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Innisfree has advised Providence that approximately 50 of its employees will be involved in the solicitation of consent revocations by Innisfree on our behalf. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

In addition to the participants noted above, Alison Ziegler may also be deemed a “participant” in the Company’s solicitation of consent revocations. Ms. Ziegler is employed by Cameron Associates, Inc., the Company’s consultant for investor relations matters. The business address for Ms. Ziegler and Cameron Associates, Inc. is 1370 Avenue of the Americas, Suite 902, New York, New York 10019.

Participants in the Solicitation

Under applicable regulations of the SEC, each of our directors and certain of our executive officers and other employees may be deemed to be “participants” in this consent revocation solicitation.

Other than the persons described above, no general class of employee of Providence will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal rights in connection with the Avalon Consent Proposals or this Consent Revocation Statement.

SECURITY OWNERSHIP

Principal Stockholders

The following table sets forth certain information, as of the as of February 10, 2009, with respect to the beneficial ownership of Providence’s common stock by each stockholder known by Providence to own beneficially more than five percent of our outstanding common stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name and Address	No. of Shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Barclays Global Investors, NA (2) Barclays Global Fund Advisors 400 Howard Street, San Francisco, CA 94105	716,421	5.8%
William Blair & Company, L.L.C. (3) 222 W. Adams, Chicago, IL 60606	680,240	5.5%
Next Century Growth Investors, LLC (4) 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN 55416	1,053,016	8.5%
Cardinal Capital Management, LLC (5) One Greenwich Office Park, Greenwich, CT 06831	1,048,100	8.5%
73114 Investments, L.L.C. (6) c/o Avalon Correctional Services, Inc. 13401 Railway Drive, Oklahoma City, Oklahoma 73114	2,292,895	18.6%
Donald E. and Tiffany Smith (7) c/o Avalon Correctional Services, Inc. 13401 Railway Drive, Oklahoma City, Oklahoma 73114	2,300,095	18.7%
Michael Bradley (8) c/o Avalon Correctional Services, Inc. 13401 Railway Drive, Oklahoma City, Oklahoma 73114	2,293,895	18.6%
Eric S. Gray (9) c/o Avalon Correctional Services, Inc. 13401 Railway Drive, Oklahoma City, Oklahoma 73114	2,293,895	18.6%
Bank of America Corporation (10) 100 N. Tryon St., Charlotte, NC 28255	688,501	5.6%
Zesiger Capital Group LLC (11) 320 Park Avenue, New York, NY 10022	1,096,535	8.9%
The Bank of New York Mellon Corporation (12) One Wall Street, 31st Floor, New York, NY 10286	633,497	5.1%

(1)	The securities “beneficially owned” by an individual are determined as of February 10, 2009 in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after February 10, 2009. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	The shares of common stock are held in trust accounts for the economic benefit of the beneficiaries of those accounts. This is based on the Schedule 13G filed with the SEC on February 5, 2009.
(3)	This is based on the Schedule 13G/A filed with the SEC on January 12, 2009.
(4)	Includes 1,053,016 shares of common stock indirectly beneficially owned by Next Century Growth Investors, LLC. As a result of their position with and ownership in Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet may be deemed to indirectly beneficially own the 1,053,016 shares of common stock indirectly beneficially owned by Next Century Growth Investors, LLC. The shares are owned by various accounts managed by Next Century Growth Investors, LLC. Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

(5)	Includes 1,048,100 shares of common stock indirectly beneficially owned by Cardinal Capital Management, LLC. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.
(6)	73114 is a wholly-owned subsidiary of Avalon Correctional Services. Donald E. Smith is CEO/President Manager of 73114 and CEO/President of Avalon as well as sole director of Avalon Correctional Services. Tiffany Smith is Secretary Manager of 73114 and Vice President and Secretary of Avalon Correctional Services. The Smiths are husband and wife. Mr. Bradley is Vice President Manager of 73114 and Chief Financial Officer of Avalon Correctional Services. Mr. Gray is Vice President Manager of 73114 and Vice President and Corporate Counsel of Avalon Correctional Services. Messrs. Bradley and Gray disclaim beneficial ownership of the common stock held by 73114, except to the extent of the indirect pecuniary interest they have in Avalon Correctional Services. This is based on the Schedule 13D filed with the SEC on November 10, 2008 and Schedule 13D/A filed with the SEC on January 22, 2009.
(7)	Includes 2,292,895 shares of common stock owned by 73114 and 7,200 shares of common stock owned by Donald E. and Tiffany Smith. See note 6 above.
(8)	Includes 2,292,895 shares of common stock owned by 73114 and 1,000 shares of common stock owned by Michael Bradley. See note 6 above.
(9)	Includes 2,292,895 shares of common stock owned by 73114 and 1,000 shares of common stock owned by Eric S. Gray. See note 6 above.
(10)	Includes 688,501 shares of common stock indirectly beneficially owned by Bank of America Corporation. Includes shares held in separately managed account programs over which unaffiliated managers exercise investment discretion and voting power and over which, in certain instances, Bank of America Corporation has concluded that it also could be deemed to have shared investment discretion and voting power. This is based on the Schedule 13G/A filed with the SEC on February 7, 2008.
(11)	Includes 1,096,535 shares of common stock indirectly beneficially owned by Zesiger Capital Group LLC. Zesiger Capital Group LLC disclaims beneficial ownership of all of the shares of common stock. This is based on the Schedule 13G/A filed with the SEC on February 10, 2009.
(12)	Includes 633,497 shares of common stock indirectly beneficially owned by The Bank of New York Mellon Corporation. The amount beneficially owned includes, where appropriate, securities not outstanding which are subject to options, warrants, rights or conversion privileges that are exercisable within 60 days. These securities may exclude securities of Providence with respect to which voting and/or dispositive power is exercised by subsidiaries of The Bank of New York Mellon Corporation, or departments or units thereof, independently from the exercise of those powers over the securities reported on Schedule 13G filed with the SEC on February 14, 2008.

Management and Directors Only

The following table sets forth certain information, as of February 10, 2009, with respect to the beneficial ownership of Providence common stock by (i) all of Providence’s directors and each nominee for director, (ii) all of Providence’s executive officers named in the “Summary Compensation Table” included in Providence’s proxy statement filed with the SEC on April 25, 2008 and those expected to be named in Providence’s proxy statement to be filed with the SEC relating to our 2009 Annual Meeting and (iii) all of Providence’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Michael N. Deitch (2)	150,017	1.2%

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Fred Furman (3)	173,464	1.4%
Fletcher Jay McCusker (4)	216,312	1.7%
Craig A. Norris (5)	133,631	1.1%
Mary J. Shea (6)	19,665	*
John Shermyen (7)	124,261	1.0%
Hunter Hurst, III (8)	64,000	*
Kristi L. Meints (9)	105,429	*
Warren S. Rustand (10)	74,000	*
Richard Singleton (11)	74,000	*
All directors and executive officers as a group (10 persons)(12)	1,134,779	8.8%

*	Less than 1%.
(1)	The securities “beneficially owned” by an individual are determined as of February 10, 2009 in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after February 10, 2009. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes 87,160 shares of common stock held by Mr. Deitch and 62,857 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(3)	Includes 87,161 shares of common stock held by Mr. Furman and 86,303 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(4)	Includes 94,973 shares of common stock held by Mr. McCusker and 121,339 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009. Does not include 37,000 shares of common stock held by The Fletcher J. McCusker GRAT for the benefit of Mr. McCusker’s son, as to which Mr. McCusker disclaims beneficial ownership.
(5)	Includes 87,798 shares of common stock held by Mr. Norris and 45,833 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(6)	Includes 15,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009 and 4,665 shares of common stock held by the Mary J. Shea Revocable Trust for which Ms. Shea is the sole trustee and sole beneficiary.
(7)	Includes 106,404 shares of common stock held by Mr. Shermyen and 17,857 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(8)	Includes 34,000 shares of common stock held by Mr. Hurst and 30,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(9)	Includes 34,000 shares of common stock held by Ms. Meints and 71,429 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(10)	Includes 34,000 shares of common stock held by Mr. Rustand and 40,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(11)	Includes 34,000 shares of common stock held by Mr. Singleton and 40,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009.
(12)	Includes 530,618 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of February 10, 2009, 4,665 shares of common stock held by the Mary J. Shea Revocable Trust, and 599,496 shares of common stock in the aggregate held by Messrs. Deitch, Furman, McCusker, Norris, Hurst, Rustand, Shermyen and Singleton, and Ms. Meints.

INTERESTS OF CERTAIN PERSONS

IN THIS CONSENT REVOCATION SOLICITATION

As of the date of this Consent Revocation Statement, neither the participants nor any of their associates or affiliates has any material or substantial interest, direct or indirect, in the matters to be acted upon in connection with the Avalon Consent Solicitation other than such interest that is derived from their direct and indirect ownership of shares of common stock, the interest of the participants in being elected or employed in the future to serve as a director, officer or employee of Providence, as the case may be, and as set forth herein.

STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2009 ANNUAL MEETING

Pursuant to the Providence Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act) before, or make a nomination at, our 2009 Annual Meeting, such stockholder must deliver a written notice of notice of such proposal and/or nomination to, or it must be mailed and received by, Providence’s Corporate Secretary at the principal executive offices of Providence, located at 5524 East Fourth Street, Tucson, Arizona 85711, no earlier than the close of business on January 21, 2009, and not later than the close of business on February 20, 2009, assuming our 2009 Annual Meeting is held between April 21, 2009 and July 20, 2009.

Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals may be included in our proxy materials for consideration at the 2009 Annual Meeting so long as they are provided to us on a timely basis and satisfy the requirements and conditions set forth in Rule 14a-8 of Exchange Act. To be considered for inclusion in our proxy statement relating to the 2009 Annual Meeting, such proposal was required to be received by Providence, at its principal executive offices located at 5524 East Fourth Street, Tucson, Arizona 85711 no later than December 22, 2008. No such proposals were received.

OTHER MATTERS

The only matters for which the participants intend to solicit revocations of consents are set forth in the Notice of Consent Revocation Solicitation included with this Consent Revocation Statement. However, if consents are solicited by the Avalon Group or any other person on any other matter, the participants may determine that it is in the best interests of Providence and Providence’s stockholders to solicit revocations of consents with respect to such additional matters.

COMMUNICATION WITH THE BOARD

Stockholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to Providence’s Board, c/o Michael N. Deitch, Corporate Secretary, The Providence Service Corporation, 5524 East Fourth Street, Tucson, Arizona 85711. In the letter, the stockholder must identify him or herself as a stockholder. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to Providence’s Board. All proper stockholder communications received by Mr. Deitch will be delivered to Providence’s Audit Committee Chairperson or to the director to which such correspondence is addressed.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the shares of Providence’s common stock may deliver only one copy of this Consent Revocation Statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Consent Revocation Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who wish to receive a separate copy of the Consent Revocation Statement should submit their request to Providence c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, or call toll free at (888) 750-5833. Banks and Brokerage Firms can call collect at (212) 750-5833. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

ADDITIONAL INFORMATION

We filed reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Stockholders may also request a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 without charge except for exhibits to the report, by writing Providence’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711. None of the information on the SEC’s website is part of this Consent Revocation Statement. The SEC’s website address is intended to be inactive textual reference only.

We do not take any responsibility for the accuracy or completeness of statements and other information contained in the Avalon Consent Solicitation Statement, any of the other SEC filings by the Avalon Group, any of the SEC filings made by Avalon Correctional Services, or other public documents filed by parties other than us.

WE HAVE NOT SOUGHT OR OBTAINED ANY CONSENTS FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

IMPORTANT INFORMATION REGARDING CONSENT REVOCATIONS

Your Board urges you NOT to return any WHITE consent card solicited from you by the Avalon Group. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed GOLD Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the WHITE consent card.

For additional information or assistance, please contact our soliciting agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022. Banks and Brokerage Firms can call collect (212) 750-5833. Individual stockholders can call toll free at (888) 750-5834.

We appreciate your support and encouragement.

February [—], 2009

Annex I

Provisions of Providence’s Bylaws Proposed to be Amended by the Avalon Group

Article I, Section 1.03(b) reads in its entirety as follows:

“Section 1.03 Special Meetings of Stockholders.

(b) Stockholder Requested Special Meetings. Subject to the provisions of this Section 1.03(b), a special meeting of stockholders shall be called by a majority of the entire Board, or a Committee delegated such authority by the Board, in accordance with this Section 1.03(b), following receipt by the Secretary of the Corporation (the “Secretary”) of a written request for a special meeting (a “Special Meeting Request”) from the record holders of shares representing at least fifty percent (50%) (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class (the “Requisite Holders”), if such Special Meeting Request complies with the requirements of this Section 1.03(b) and all other applicable sections of these Bylaws. The Board shall determine whether all requirements set forth in these Bylaws have been satisfied and such determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request is made that complies with this Section 1.03(b) and all other applicable sections of these Bylaws, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”) for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.

A Special Meeting Request must be delivered by hand or by registered U.S. mail or courier service, postage prepaid, to the attention of the Secretary during regular business hours. A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders or its duly authorized agent and includes the following: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposed amendment to the Bylaws to be considered at the special meeting; (iii) the name and address, as they appear on the Corporation’s books, of each stockholder of record signing such request, the date of each such stockholder’s signature and the name and address of any Stockholder Associated Person (as defined below); (iv) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by each such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such stockholder or any Stockholder Associated Person and any other direct or indirect right held by each such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise pursuant to which each such stockholder or any Stockholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by the Corporation (a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by each such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that each such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (v) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto and the rules and regulations promulgated thereunder; (vi) any material interest of each such stockholder or any Stockholder Associated Person in the business proposed to be conducted at the special meeting; (vii) a representation that each of the stockholders and any Stockholder Associated Persons submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (viii) if any stockholder submitting the Special Meeting Request or any Stockholder Associated Person intends to solicit proxies with respect to the stockholder’s proposal(s) or business to be presented at the special meeting, a representation to that effect; (ix) all information relating to each stockholder signing the Special Meeting Request and any Stockholder Associated Person that must be disclosed in a proxy statement or other filing made with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (x) if the purpose of the special meeting includes the election of one or more directors, all the information each such stockholder would be required to include in a stockholder’s notice of nomination delivered to the Corporation pursuant to Section 2.02(a)(2) of these Bylaws. For purposes of these Bylaws, a “Stockholder Associated Person” shall mean with respect to any stockholder (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

In addition, a Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and other applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

Stockholders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting. In addition, failure of the Requisite Holders (A) to appear or send a qualified representative to present such proposal(s) or business for consideration at the special meeting; or (B) to own of record shares representing at least the Requisite Percentage at the time of the special meeting shall also constitute a revocation of the Special Meeting Request.”

Article I. Section 1.04 reads in its entirety as follows:

“Section 1.04 Conduct of Stockholders’ Meetings. The Chairman of the Board shall preside at all stockholders’ meetings. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board shall preside. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. To the maximum extent permitted by law, the Board of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (ix) adjourning the meeting to a later date, time and place announced at the meeting by the chairman; and (x) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.”

Article I, Section 1.05 reads in its entirety as follows:

“Section 1.05 Adjournment. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.”

Article I, Section 1.07 reads in its entirety as follows:

“Section 1.07 Notice of Stockholder Proposals.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 1.07.

(b) For business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action under the DGCL and other applicable law, as determined by the Chairman of the Board or such other person as is presiding over the meeting, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 1.07 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 1.07. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the meeting the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration; (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person; (iii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e) If the information submitted pursuant to this Section 1.07 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 1.07. Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.07. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.07.

(f) For purposes of these Bylaws, “public disclosure” shall be deemed to include a disclosure made in a (A) press release reported by the Dow Jones News Service, Reuters Information Service, Associated Press or any similar or successor news wire service, or (B) in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

(g) No business (other than nominations of persons for election to the Board which shall be made in accordance with the procedures set forth in Article II, Section 2.02 of these Bylaws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.07.

(h) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the annual meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 1.07, including whether the stockholder or any Stockholder Associated Person on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 1.07, and (ii) if any proposed business was not brought in compliance with this Section 1.07, to declare that such proposal is defective and shall be disregarded.

(i) In addition to the provisions of this Section 1.07. a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to Section 1.07(a)(iii) of these Bylaws.

(j) Nothing in this Section 1.07 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k) Notwithstanding anything in this Section 1.07 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article II, Section 2.02 of these Bylaws for any such nomination to be properly brought before such meeting.”

Article II, Section 2.02 reads in its entirety as follows:

“Section 2.02 Notice of Nominations for Directors.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board at an annual meeting of stockholders may be made (A) by or at the direction of the Board or a committee appointed by the Board, or (B) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.02(a), on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (ii) who is entitled to vote at the annual meeting of stockholders, and (iii) who complies with the notice procedures set forth in this Section 2.02(a) as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(2) For a stockholder’s notice of nomination of persons for election to the Board at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 2.02(a)(1)(B) of these Bylaws, the stockholder must have given timely notice thereof, in proper written form, to the Secretary. To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice of nomination to the Secretary (whether given pursuant to this Section 2.02(a) or Section 2.02(b) of these Bylaws) shall set forth in writing the following: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 2.03(b) of these Bylaws; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder. In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in this Section 2.02 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 2.02 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 2.02(b), (B) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (C) is a stockholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this Section 2.02(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the proper form of stockholder’s notice required by Section 2.02(a)(2) of these Bylaws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such special meeting or, if the first public disclosure made by the Corporation of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If the information submitted pursuant to this Section 2.02 by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2.02. Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing a nominee for election as a director at a meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.02. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.02.

(2) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2.02.

(3) Notwithstanding anything in these Bylaws to the contrary, if a stockholder who has submitted a written notice of intention to propose a nominee for election as a director at a meeting of stockholders (or a designated representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(4) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (a) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.02, including whether the stockholder or any Stockholder Associated Person on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the election of such stockholder’s nominee(s) in compliance with such stockholder’s representation as required by this Section 2.02, and (b) if any proposed nomination was not made in compliance with this Section 2.02, to declare that such nomination is defective and shall be disregarded.

(5) In addition to the provisions of this Section 2.02, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements for nominations by stockholders to be considered pursuant to Section 2.02(a) or Section 2.02(b) of these Bylaws.

(6) Nothing in this Section 2.02 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under applicable law, the Certificate or these Bylaws.”

Article II, Section 2.03(b) reads in its entirety as follows:

“Section 2.03 Number and Qualifications.

(b) Qualifications. Each director and nominee for election as a director of the Corporation must deliver to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or its Nominating and Corporate Governance Committee) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Prospective Director Agreement”). The Prospective Director Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the Corporation, with such person’s duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) would be in compliance, if elected as a director of the Corporation, and will, if such person is at the time a director or is subsequently elected as a director of the Corporation, comply with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request), and (ii) shall include, if such person is at the time a director or is subsequently elected as a director of the Corporation, such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement in any material respect.”

Article II, Section 2.04 reads in its entirety as follows:

“Section 2.04 Vacancies on the Board. Vacancies in the Board, whether resulting from death, resignation, removal or other cause, shall be filled only by the Board and not by the stockholders, by the affirmative vote of at least a majority of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and newly-created directorships resulting from any increase in the number of directors shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 1.03 of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 2.04 shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.”

Article V, Section 5.02(c) reads in its entirety as follows:

“Section 5.02 Record Date.

(c) Record Date for Corporate Actions by Written Consent.

(i) Notwithstanding Section 5.02(a) and Section 5.02(b) of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 5.02(c). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date on which such resolution is adopted. If the Board fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 5.02(c)(ii) below unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(ii) (A) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 5.02(c)(ii) of these Bylaws as a “ Consent “) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 5.02(c)(ii), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(B) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(C) In the event of the delivery to the Corporation of a Consent, the Secretary shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary under this Section 5.02(c)(ii). If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 5.02(c)(ii), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.”

Article VI, Section 6.01 reads in its entirety as follows:

“Section 6.01 Amendment or Repeal by the Board. Except as otherwise provided by the DGCL or the Certificate, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of not less than a majority of the Board of Directors at any regular or special meeting of the Board provided that notice of such proposed amendment or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal.”

Annex II

The Avalon Group’s Proposed Amendments to the Providence Bylaws

1. The Avalon Group seeks to amend the Providence Bylaws by deleting Article II, Section 2.04 in its entirety and inserting the following in lieu thereof:

“Vacancies in the Board. Vacancies in the Board, whether resulting from death, resignation, removal or other cause, and newly-created directorships resulting from any increase in the number of directors may be filled either by the vote of stockholders or by the affirmative vote of seventy-five percent (75%) of the directors then in office, even if less than a quorum. Any director elected in accordance with the preceding sentence of this Section shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.”

2. The Avalon Group seeks to amend the Providence Bylaws to add the following provision as Article I, Section 1.07 thereof:

“Reimbursement of Proxy Expenses. The Board shall cause the corporation to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the Board, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, if (a) the election of fewer than 50% of the total number of authorized directors is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the Board, (c) stockholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.”

3. The Avalon Group seeks to amend the Providence Bylaws by adding the following provision as the new Article II, Section 2.03 thereof:

“Required Vote for Directors. Unless otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.03 of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and governance committee, or such other committee designated by the Board pursuant to these Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a director’s resignation pursuant to this Section 2.03, or if a nominee for director is not elected and the nominee is not an incumbent director, then the resulting vacancy may be filled pursuant to Article II, Section 2.04 of these Bylaws.”

4. The Avalon Group seeks to amend the Providence Bylaws by deleting Article I, Section 1.03(b) in its entirety and inserting the following in lieu thereof:

“Stockholder Requested Special Meetings. A special meeting of stockholders shall be called by the Secretary upon the written request of stockholders holding of record at least 25% of the outstanding shares of the Corporation entitled to vote at such meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the request for the special meeting.”

5. The Avalon Group seeks to amend the Providence Bylaws by deleting Article I, Section 1.05 in its entirety and inserting the following in lieu thereof:

“Adjournment. The holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn any meeting of stockholders, annual or special, from time to time whether or not a quorum is present to reconvene at the same or some other place. Only in the absence of a quorum, may the chairman of the meeting adjourn any meeting of the stockholders from time to time to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.”

The Avalon Group also seeks to amend the Providence Bylaws by inserting the language underlined below at the beginning of clause (ix) of Article I, Section 1.04 so that clause (ix) reads in its entirety as follows:

“(ix) in the absence of a quorum, adjourning the meeting to a later date, time and place announced at the meeting by the chairman;”

6. The Avalon Group seeks to amend the Providence Bylaws by deleting Article I, Section 1.07 and Article II, Section 2.02 thereof in their entirety.

7. The Avalon Group seeks to amend the Providence Bylaws by deleting Article II, Section 2.03(b) thereof in its entirety.

8. The Avalon Group seeks to amend the Providence Bylaws by deleting Article V, Section 5.02(c) thereof in its entirety.

9 The Avalon Group seeks to amend the Providence Bylaws by inserting the following sentence at the end of Article VI, Section 6.01 thereof:

“Notwithstanding the foregoing, any decision by the Board to repeal, alter or amend, or to adopt or readopt any bylaw inconsistent with a bylaw adopted or repealed, altered or amended by the stockholders of the Corporation shall, if such repeal, alteration or amendment is not approved by stockholders, require the affirmative vote of seventy-five percent (75%) of the directors then in office at any regular or special meeting of the Board.”

Annex III

DATED [—], 2009

PLEASE REVOKE YOUR CONSENT TODAY!

PLEASE DETACH REVOCATION CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

Preliminary Copy—Subject to Completion, Dated February [—], 2009

CONSENT REVOCATION CARD—GOLD

CONSENT REVOCATION

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

THE PROVIDENCE SERVICE CORPORATION

The undersigned, a record holder of shares of common stock, par value $.001 per share (the “common stock”), of The Providence Service Corporation (the “Company”), acting with respect to all shares of the Company’s common stock held by the undersigned at the close of business on [    —    ], 2009, hereby acts as follows concerning the proposals of Avalon Correctional Services, Inc., Donald E. and Tiffany Smith, Michael Bradley, Eric S. Gray and 73114 Investments, L.L.C. (collectively, the “Avalon Group”) set forth below.

UNLESS OTHERWISE INDICATED BELOW, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

Your revocation is important! Please sign, date and return this revocation card in the enclosed postage-paid envelope TODAY.

[continued and to be signed on the reverse side]

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YOUR CONSENT IS IMPORTANT

PLEASE REVIEW THE CONSENT REVOCATION STATEMENT AND SUBMIT YOUR REVOCATION TODAY:

Revoke by Mail – Please sign, date and return the consent card in the envelope provided, or mail to: The Providence Service Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155.

PLEASE DETACH REVOCATION CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES ON PROPOSALS 1 THROUGH 9 BELOW.

1.	Avalon Group’s Proposal: “To provide that vacancies and newly-created directorships may be filled either by the vote of stockholders or by the affirmative vote of 75% of the directors then in office”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

2.	Avalon Group’s Proposal: “To provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

3.	Avalon Group’s Proposal: “To provide for majority voting in the election of directors in uncontested elections”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

4.	Avalon Group’s Proposal: “To reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders from 50% to 25% and eliminate the additional limitations imposed on the stockholders’ ability to call special meetings by the Board’s recent amendments to the Bylaws”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

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5.	Avalon Group’s Proposal: “To limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

6.	Avalon Group’s Proposal: “To eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

7.	Avalon Group’s Proposal: “To eliminate the additional requirements imposed on persons nominated for election to the Board by the Board’s recent bylaw amendments, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into a undisclosed “Prospective Director Agreement”, which can only be obtained by requesting it from the Company”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

8.	Avalon Group’s Proposal: “To eliminate the additional procedural requirements imposed on stockholders proposing to act by written consent by the Board’s recent Bylaw amendment,”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

9.	Avalon Group’s Proposal: “To provide that any decision by the Board to repeal, alter or amend any bylaw adopted by the stockholders of the Company shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.”

☐	YES, REVOKE MY CONSENT	☐	NO, DO NOT REVOKE MY CONSENT

Dated: , 2009

Print Name:

Signature of Stockholder:

Signature (if held jointly):

Name and Title of Representative (if applicable):

Please sign in the same form as name appears hereon. If the shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

III-3